EXHIBIT 99.1

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                            STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 3, 2002

                                 by and between

                                THI HOLDINGS, LLC

                                       and

                        INTEGRATED HEALTH SERVICES, INC.

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ARTICLE I CERTAIN DEFINITIONS.....................................................................................2
         Section 1.1       Definitions............................................................................2
         Section 1.2       References to Dollars.................................................................12
         Section 1.3       References to "knowledge" and "including".............................................12

ARTICLE II PURCHASE AND SALE OF STOCK............................................................................13
         Section 2.1       Purchase and Sale of Stock............................................................13
         Section 2.2       Purchase Price........................................................................13
         Section 2.3       Closing...............................................................................14
         Section 2.4       Purchase Price Adjustment.............................................................14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................................16
         Section 3.1       Existence and Good Standing of the Seller, Subsidiaries; Authorization................16
         Section 3.2       Capital Stock.........................................................................17
         Section 3.3       Consents and Approvals; No Violation..................................................18
         Section 3.4       Litigation............................................................................18
         Section 3.5       Employees.............................................................................19
         Section 3.6       Labor Relations; Compliance...........................................................19
         Section 3.7       Brokers' or Finders' Fees.............................................................19
         Section 3.8       Real Property.........................................................................20
         Section 3.9       Financial Statements; Guaranties......................................................21
         Section 3.10      Assets................................................................................22
         Section 3.11      Events Subsequent to 2001.............................................................22
         Section 3.12      Compliance with Law...................................................................22
         Section 3.13      Contracts.............................................................................23
         Section 3.14      Insurance.............................................................................25
         Section 3.15      Certain Transactions..................................................................26
         Section 3.16      Employee Benefits and Other Matters...................................................26
         Section 3.17      Taxes.................................................................................27
         Section 3.18      Intellectual Property.................................................................29
         Section 3.19      Environmental, Health, and Safety Matters.............................................30
         Section 3.20      Cost Reports..........................................................................31
         Section 3.21      Entire Representations and Warranties.................................................31

ARTICLE IV REPRESENTATIONS OF THE PURCHASER......................................................................31
         Section 4.1       Existence and Good Standing of Purchaser; Authorization...............................31
         Section 4.2       Consents and Approvals; No Violations.................................................31
         Section 4.3       Investment Intent; Access to Information..............................................32
         Section 4.4       Available Funds.......................................................................32
         Section 4.5       Litigation............................................................................32
         Section 4.6       No Outside Reliance...................................................................33
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         Section 4.7       Brokers' or Finders' Fees.............................................................33

ARTICLE V CERTAIN AGREEMENTS.....................................................................................33
         Section 5.1       Conduct of Business of the Seller and the Subsidiaries................................33
         Section 5.2       Access to Properties and Records; Notice of Developments..............................36
         Section 5.3       Commercially Reasonable Best Efforts; HSR Act Matters.................................36
         Section 5.4       Public Disclosure or Communications...................................................37
         Section 5.5       Affected Employees....................................................................38
         Section 5.6       Employee Benefits.....................................................................39
         Section 5.7       Tax Matters...........................................................................39
         Section 5.8       Delivery of Excluded Assets...........................................................41
         Section 5.9       Formation of, and Assignment to, LTC Subsidiary and Therapy Subsidiary................42
         Section 5.10      Adequate Capitalization...............................................................42
         Section 5.11      Sales and Transfer Taxes and Fees.....................................................42
         Section 5.12      Settlement Negotiations...............................................................43
         Section 5.13      Purchase of Reorganized IHS Shares....................................................43
         Section 5.14      Real Property Matters.................................................................43
         Section 5.15      Discussions Between Purchaser and Seller..............................................44
         Section 5.16      EBITDA Calculation....................................................................44
         Section 5.17      Treatment of Claims and Equity Interests..............................................45
         Section 5.18      Collective Bargaining Agreements......................................................45
         Section 5.19      Good Standing Certificates............................................................45
         Section 5.20      Further Assurances....................................................................45

ARTICLE VI CONDITIONS TO THE PURCHASER'S OBLIGATIONS.............................................................45
         Section 6.1       Truth of Representations and Warranties...............................................45
         Section 6.2       Performance of Agreements.............................................................45
         Section 6.3       Certificate...........................................................................46
         Section 6.4       No Injunction.........................................................................46
         Section 6.5       HSR Approval..........................................................................46
         Section 6.6       Resignations..........................................................................46
         Section 6.7       Bid Procedures Order..................................................................46
         Section 6.8       Confirmation, Etc.....................................................................46
         Section 6.9       Filing................................................................................46
         Section 6.10      Order Assuming Contracts..............................................................46
         Section 6.11      Certified Orders......................................................................47
         Section 6.12      Lease Cure Costs......................................................................47
         Section 6.13      Additional Cure Costs.................................................................47
         Section 6.14      EBITDA................................................................................47
         Section 6.15      Material Adverse Effect...............................................................47
         Section 6.16      Consents..............................................................................47
         Section 6.17      Medicare Settlement...................................................................47
         Section 6.18      Effective Date........................................................................47
         Section 6.19      Escrow Agreement......................................................................47

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ARTICLE VII CONDITIONS TO THE SELLER'S OBLIGATIONS...............................................................48
         Section 7.1       Truth of Representations and Warranties...............................................48
         Section 7.2       Performance of Agreements.............................................................48
         Section 7.3       Certificate...........................................................................48
         Section 7.4       No Injunction.........................................................................48
         Section 7.5       HSR Approval..........................................................................48
         Section 7.6       Confirmation..........................................................................48
         Section 7.7       Cure Costs and Other Costs............................................................49
         Section 7.8       Effective Date........................................................................49
         Section 7.9       Bankruptcy Court......................................................................49
         Section 7.10      Escrow Agreement......................................................................49

ARTICLE VIII NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................................................49

ARTICLE IX TERMINATION...........................................................................................49
         Section 9.1       Events of Termination.................................................................49
         Section 9.2       Effect of Termination.................................................................50

ARTICLE X BANKRUPTCY MATTERS.....................................................................................50
         Section 10.1      Bid Procedures Motion.................................................................50
         Section 10.2      Purchaser's Review of Motions and Orders..............................................52
         Section 10.3      No Solicitation of Transactions.......................................................52
         Section 10.4      Break-Up Fee..........................................................................53
         Section 10.5      Expense Reimbursement.................................................................53

ARTICLE XI MISCELLANEOUS.........................................................................................53
         Section 11.1      Expenses..............................................................................53
         Section 11.2      Governing Law; Bankruptcy Court Jurisdiction..........................................54
         Section 11.3      Captions; Construction................................................................54
         Section 11.4      Memorandum; Disclaimer of Projections.................................................54
         Section 11.5      Notices...............................................................................55
         Section 11.6      Parties in Interest...................................................................56
         Section 11.7      Counterparts..........................................................................56
         Section 11.8      Entire Agreement; Amendment...........................................................56
         Section 11.9      Third Party Beneficiaries.............................................................56
         Section 11.10     Attorneys' Fees and Costs.............................................................57
         Section 11.11     No Waiver.............................................................................57
         Section 11.12     Rights Cumulative.....................................................................57
         Section 11.13     Time..................................................................................57
         Section 11.14     Specific Performance..................................................................57
         Section 11.15     Severability..........................................................................57
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                                        iii

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of December 3, 2002, is made by and between Integrated Health Services, Inc., a Delaware corporation (the "SELLER"), and THI Holdings, LLC, a Delaware limited liability company (the "PURCHASER").

                       W I T N E S S E T H :
                       - - - - - - - - - -

         WHEREAS, Seller and certain of its subsidiaries are currently the subject of cases under Chapter 11 of the Bankruptcy Code pending in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), captioned In re Integrated Health Services, Inc., et al., Case No. 00-389 (MFW) (Jointly Administered for procedural purposes only) (collectively, the "IHS REORGANIZATION CASES") and the entities listed on SCHEDULE I hereto are wholly-owned direct and indirect debtor and non-debtor subsidiaries of Seller (except that Integrated Health Services at Silvercrest, Inc. is not wholly-owned) (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"); and

         WHEREAS, between the date hereof and the consummation of the transactions contemplated by this Agreement, the Seller shall form a new wholly-owned direct subsidiary to be named IHS Long Term Care, Inc., a Delaware corporation (the "LTC SUBSIDIARY"), and a new wholly-owned direct subsidiary to be named IHS Therapy Care, Inc., a Delaware corporation (the "THERAPY SUBSIDIARY"), for the primary purpose of assigning all of the capital stock of the Seller's Subsidiaries to either the LTC Subsidiary or the Therapy Subsidiary (collectively, the LTC Subsidiary and the Therapy Subsidiary are referred to herein as the "PURCHASED SUBSIDIARIES"); and

         WHEREAS, between the date hereof and the Closing (as defined below) (i) the Seller shall contribute and assign to the LTC Subsidiary all of its assets and liabilities not described in clause (ii) below, including without limitation the capital stock of all of the Subsidiaries that conduct Seller's long-term care business and any and all past, current and future PLGL Claims, but excluding the Excluded Assets and the Excluded Liabilities, and (ii) the Seller shall contribute and assign to the Therapy Subsidiary all of its assets and liabilities that relate to the Seller's contract rehabilitation therapy business, including without limitation the capital stock of all of the Subsidiaries that conduct Seller's contract rehabilitation therapy business, but excluding the Excluded Assets and the Excluded Liabilities; and

         WHEREAS, the Purchaser desires to purchase from the Seller all of the capital stock of the Purchased Subsidiaries issued and outstanding as of the Closing in accordance with the terms and conditions of this Agreement, and subject to the confirmation and consummation of the Plan of Reorganization to be filed in the IHS Reorganization Cases; and

         WHEREAS, the Seller desires to sell such securities to the Purchaser in accordance with the terms and conditions of this Agreement, and subject to the confirmation and consummation of the Plan of Reorganization to be filed in the IHS Reorganization Cases.

         NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

         Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to below (terms defined in the singular to have the correlative meanings in the plural and vice versa).

         "ACCREDITATION BODY" shall mean all Persons or Governmental Authorities having jurisdiction over the accreditation, certification, licensing, evaluation or operation of any of the facilities or services of the Seller or any Subsidiary.

         "ACTUAL SECURED INDEBTEDNESS" has the meaning ascribed thereto in
Section 2.4(b) of this Agreement.

         "ACTUAL WORKING CAPITAL" has the meaning ascribed thereto in Section 2.4(b) of this Agreement.

         "ADVISORS" has the meaning ascribed thereto in Section 4.3(b) of this Agreement.

         "AFFECTED EMPLOYEES" has the meaning ascribed thereto in Section 5.5 of this Agreement.

         "AFFILIATE" of any Person means any Person which, directly or indirectly controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "AGREEMENT" has the meaning ascribed thereto in the introductory paragraph of this Agreement, as amended from time to time pursuant to its terms.

         "ALLOCATION" has the meaning ascribed thereto in Section 5.7(d) of this Agreement.

         "ALTERNATIVE TRANSACTION" means any transaction described in Section 9.1(c) of this Agreement.

         "ASSUMED CONTRACTS" means all executory contracts and unexpired leases including without limitation those listed or required to be listed on SCHEDULE
3.13 that are not specified to be rejected by written notice delivered by the Purchaser to the Seller not later than eighty (80) days after the date hereof.

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         "BANKRUPTCY CODE" means title 11 of the United States Code, as amended.

         "BANKRUPTCY COURT" has the meaning ascribed thereto in the first Whereas clause of this Agreement.

         "BASELINE WORKING CAPITAL" means $62,000,000.

         "BID PROCEDURES ORDER" has the meaning ascribed thereto in Section 6.7 of this Agreement.

         "BID PROCEDURES MOTION" has the meaning ascribed thereto in Section 10.1(a) of this Agreement.

         "BREAK-UP FEE" has the meaning ascribed thereto in Section 10.4 of this Agreement.

         "BUSINESS DAY" means any day that is not a Saturday or Sunday or a day in which banks located in New York City are authorized or required to be closed.

         "CERCLA" has the meaning ascribed thereto in Section 3.19(e) of this Agreement.

         "CERTIFICATE OF NEED" or "CON" shall mean the Certificate of Need issued by an Accreditation Body for any facility of the Seller or any Subsidiary that is a nursing facility for the number of beds listed on such CON and the rights thereunder to operate such beds or other facility, service or activity subject to a Certificate of Need.

         "CLOSING" has the meaning ascribed thereto in Section 2.3 of this Agreement.

         "CLOSING DATE" has the meaning ascribed thereto in Section 2.3 of this Agreement.

         "CLOSING DATE BALANCE" has the meaning ascribed thereto in Section 2.2(c)(ii) of this Agreement.

         "CLOSING SECURED INDEBTEDNESS" has the meaning ascribed thereto in
Section 2.4(b) of this Agreement.

         "CLOSING WORKING CAPITAL" has the meaning ascribed thereto in Section 2.4(b) of this Agreement.

         "CMS" means the Centers for Medicare and Medicaid Services of the Department of Health and Human Services, formerly known as the Health Care Financing Administration (HCFA).

         "COBRA CONTINUATION COVERAGE" has the meaning ascribed thereto in
Section 5.6(c) of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant thereto.

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         "COMMERCIALLY REASONABLE BEST EFFORTS" means the efforts that a commercially reasonable Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as reasonably practicable, provided, however, that a Person required to use commercially reasonable best efforts under this Agreement will not be thereby required to take any action that would result in a material adverse change in the benefits to such Person of this Agreement or the transactions contemplated hereby or to make any change to its business, incur any extraordinary fees or expenses or incur any other material burden.

         "CONFIDENTIALITY AGREEMENT" has the meaning ascribed thereto in Section 5.2(b) of this Agreement.

         "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code, in form and substance reasonably satisfactory to the Purchaser.

         "CORPORATE INTEGRITY AGREEMENT" has the meaning ascribed thereto in
Section 3.13 of this Agreement.

         "COVERED AFFILIATED GROUP" has the meaning ascribed thereto in Section
3.17 of this Agreement.

         "DEPOSIT ESCROW AGENT" has the meaning ascribed thereto in Section 2.2(b) of this Agreement.

         "DEPOSIT ESCROW AGREEMENT" has the meaning ascribed thereto in Section 2.2(b) of this Agreement.

         "EBITDA" means, for a Person for any period of determination, an amount equal to the consolidated net income of such Person for such period plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation expense and amortization expense, determined on a consolidated basis in accordance with GAAP, and taking into account the pro forma adjustments set forth on SCHEDULE V hereto.

         "EMPLOYEE BENEFIT PLAN" has the meaning ascribed thereto in Section
3.16 of this Agreement.

         "ENCUMBRANCE" means any mortgage, deed of trust, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

         "ENTERED" has the meaning ascribed thereto in Section 6.7 of this Agreement.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, medical waste, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect.

         "ERISA" has the meaning ascribed thereto in Section 3.16 of this Agreement.

         "ESCROW AGENT" means Wilmington Trust Company.

         "ESCROW AGREEMENT" means an escrow agreement among the Seller, the Purchaser and the Escrow Agent, in form and substance reasonably acceptable to such parties.

         "ESCROW AMOUNT" has the meaning ascribed thereto in Section 2.2(c) of this Agreement

         "ESTIMATED WORKING CAPITAL" has the meaning ascribed thereto in Section 2.4(a)(i) of this Agreement.

         "EXCLUDED ASSETS" shall mean the assets listed on SCHEDULE III hereto.

         "EXCLUDED LIABILITIES" shall mean the liabilities on SCHEDULE IV hereto.

          "FINAL ORDER" means an order of the Bankruptcy Court (i) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending;
(ii) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (iii) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (a) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order is appealed; (b) certiorari has been denied as to such order; or (c) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

         "FINANCIAL STATEMENTS" has the meaning ascribed thereto in Section 3.9 of this Agreement.

         "FIRM" has the meaning ascribed thereto in Section 2.4(b) of this Agreement.

         "FIRPTA AFFIDAVIT" has the meaning ascribed thereto in Section 5.14 of this Agreement.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

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         "GOVERNMENT AUTHORITY" means any of the following: (a) the United
States of America; (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board, (d) any other national, federal, state or provincial government or courts and administrative bodies thereof or (e) any multinational authority having governmental or quasi-governmental powers and courts or administrative bodies thereof.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IHS REORGANIZATION CASES" has the meaning ascribed thereto in the first WHEREAS clause of this Agreement.

         "INCORPORATION DOCUMENT" has the meaning ascribed thereto in Section
3.3 of this Agreement.

         "INDEBTEDNESS" means, as of a given time, after giving effect to the assignment contemplated by Section 5.9 below, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Purchased Subsidiary or Subsidiary thereof is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which any Purchased Subsidiary or Subsidiary thereof assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (ii) all indebtedness guaranteed in any manner by any Purchased Subsidiary or Subsidiary thereof, including a guarantee in the form of an agreement to repurchase or reimburse; (iii) all obligations under capitalized leases in respect of which any Purchased Subsidiary or Subsidiary thereof is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Purchased Subsidiary or Subsidiary thereof assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses (if any) thereon; in each case excluding any of the foregoing to the extent paid in full by the Seller at or prior to the Closing Date or paid, discharged or satisfied in accordance with the Plan of Reorganization.

         "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Seller or any Subsidiary other than those designated as Excluded Assets or Excluded Liabilities.

          "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Seller or any Subsidiary leases any Leased Real Property.

         "LEGAL REQUIREMENT" shall mean all laws, statutes, ordinances, bylaws, codes, rules, regulations, restrictions, corporate integrity agreements, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, occupational safety and health, zoning, subdivision and other land use and health care licensing statutes, ordinances, bylaws, codes, rules and regulations), promulgated or issued by any Government Authority, Accreditation Body or Third Party Payor. Without limiting the foregoing, the term Legal Requirements includes all Environmental, Health and Safety Requirements, Permits and Provider Agreements issued or entered by any Government Authority, any Accreditation Body and/or any Third Party Payor.

         "LICENSE" shall mean a license issued by an Accreditation Body to operate a facility or service of the Seller or any Subsidiary.

         "LTC SHARES" has the meaning ascribed thereto in Section 2.1 of this Agreement.

         "LTC SUBSIDIARY" has the meaning ascribed thereto in the second Whereas clause of this Agreement.

         "MATERIAL ADVERSE EFFECT" means (a) any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects, is or is reasonably likely to be materially adverse to the business, assets, or liabilities of the businesses that will be conducted by the Purchased Subsidiaries (taken as a whole) or (b) any event, circumstance, change, occurrence, fact or effect that is or is reasonably likely to be materially adverse to the ability of the Seller to consummate timely the transactions contemplated hereby. Specifically excluded from this definition of Material Adverse Effect are the following: any adverse event, circumstance, change, occurrence, fact or effect arising from or relating to (i) general business or economic conditions, including such general business or economic conditions related to the businesses that will be conducted by the Purchased Subsidiaries and their respective subsidiaries and the industries in which such businesses are or will be conducted, (ii) the existence of or compliance with any corporate integrity agreement (including, without limitation, the Corporate Integrity Agreement) applicable to the businesses that will be conducted by the Purchased Subsidiaries and their respective subsidiaries, (iii) any change in the EBITDA or earnings of the Seller or the Purchased Subsidiaries for any period ending on or prior to the Closing Date or (iv) any action taken at the direction of the Purchaser in accordance with the terms of this Agreement.

         "MATERIAL LEASED REAL PROPERTY" has the meaning ascribed thereto in
Section 5.14 of this Agreement.

         "MEDICAID" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

         "MEDICARE" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

         "MEDICARE OBLIGATIONS" means (a) any fees, fines, penalties or civil monetary penalties that have arisen or may arise in any manner from Seller's and Subsidiaries' participation in Medicare; (b) Medicare overpayments or any other financial obligations arising from any adjustments or reductions in Medicare reimbursement; or (c) all other monetary or non-monetary obligations, sanctions, remedies or liabilities of any kind or nature whatsoever that have arisen or may arise in any manner from Seller's participation in Medicare.

         "MEDICARE SETTLEMENT" has the meaning ascribed thereto in Section 6.17 of this Agreement.

          "MEDICARE SETTLEMENT DISCUSSIONS" has the meaning ascribed thereto in
Section 5.12 of this Agreement.

         "MOBILEX" means Symphony Diagnostic Services No. 1, Inc.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning ascribed thereto in
Section 3.9 of this Agreement.

         "MOST RECENT FISCAL MONTH END" has the meaning ascribed thereto in
Section 3.9 of this Agreement.

         "MOST RECENT FISCAL YEAR END" has the meaning ascribed thereto in
Section 3.9 of this Agreement.

         "NEW CERTIFICATE OF INCORPORATION" means the certificate of incorporation of Reorganized IHS.

         "OIG" means the Office of Inspector General for the Department of Health and Human Services.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency, and any action, inaction, transaction or other event or occurrence approved prior to the date of this Agreement by an Order of the Bankruptcy Court pursuant to the IHS Reorganization Cases.

         "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made, or rendered by any court, administrative agency or other Government Authority or by any arbitrator.

         "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Seller or any Subsidiary, other than those designated as Excluded Assets.

         "PERMITS" shall mean all permits, licenses, certificates of need, approvals, registrations, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, contracts, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued to or on behalf of the Seller or any Subsidiary under any Legal Requirements benefiting, relating or affecting any of the facilities of the Seller or any Subsidiary, or the construction, development, expansion, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with any of their facilities and all renewals, replacements and substitutions therefor, required or issued by any Government Authority, Accreditation Body or Third Party Payor.

         "PERMITTED ENCUMBRANCES" has the meaning ascribed thereto in Section 3.8(a)(ii) of this Agreement.

         "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or any other entity or Government Authority.

         "PLAN OF REORGANIZATION" means a joint Chapter 11 plan of reorganization of the Seller and the Subsidiaries, as debtors and debtors in possession, including the exhibits thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, which plan of reorganization shall not be inconsistent in any material respect with the terms and conditions of this Agreement and which plan of reorganization shall accurately reflect the transactions contemplated herein in all material respects.

         "PLAN MOTIONS" has the meaning ascribed thereto in Section 10.1(f) of this Agreement.

         "PLGL" means professional liability and/or general liability.

         "PLGL CLAIMS" means any and all claims relating to PLGL with respect to the operation of the businesses operated by the Seller and its Subsidiaries on or after February 2, 2000.

         "PRIME RATE" means the interest rate per annum listed from time to time as the "Prime Rate" in The Wall Street Journal in its "Money Rates" section.

         "PROGRAMS" means any Federal health care program as defined in Section 1128B(h) of the Social Security Act (42 U.S.C. 1320a-7b(f)) or any State health care program as defined in Section 1128B of the Social Security Act (42 U.S.C. 1320a-7(h)).

         "PROVIDER AGREEMENTS" shall mean all participation, provider, supplier and reimbursement agreements for the benefit of the Seller or any Subsidiary in connection with the operation of any of their facilities relating to any right to payment or other claim arising out of or in connection with the Seller's or such Subsidiary's participation in any Third Party Payor Program.

         "PURCHASE PRICE" has the meaning ascribed thereto in Section 2.2(a) of this Agreement.

         "PURCHASED SUBSIDIARIES" has the meaning ascribed thereto in the second WHEREAS clause of this Agreement.

         "PURCHASER" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

         "PURCHASER DEPOSIT" has the meaning ascribed thereto in Section 2.2(b) of this Agreement.

         "PURCHASER'S CURE COSTS" means the cure amounts for which the Purchaser is liable pursuant to Section 10.1(e) of this Agreement.

         "REAL PROPERTY" means, collectively, the Owned Real Property and the Leased Real Property.

         "REAL PROPERTY LAWS" has the meaning ascribed thereto in Section 3.8(c) of this Agreement.

         "REAL PROPERTY PERMITS" has the meaning ascribed thereto in Section 3.8(d) of this Agreement.

         "REORGANIZED IHS" means IHS upon the occurrence of the effective date of the Plan of Reorganization.

         "REPRESENTATIVE" means, with respect to any Person, such Person's director, officer, employee, agent, advisor, or other representative, including legal counsel, accountants and financial advisors.

         "SALE" has the meaning ascribed thereto in Section 2.1 of this Agreement.

         "SALE MOTION" has the meaning ascribed thereto in Section 10.1(b) of this Agreement.

         "SALE ORDER" has the meaning ascribed thereto in Section 10.1(b) of this Agreement.

         "SECTION 338(h)(10) Election" has the meaning ascribed thereto in
Section 5.7(e) of this Agreement.

         "SECURED INDEBTEDNESS" means, with respect to any Person, Indebtedness of any Person secured by an Encumbrance upon property or assets owned by such Person and any other Indebtedness that is not paid, discharged or satisfied in accordance with the Plan of Reorganization.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

         "SELLER'S CURE COSTS" means the cure amounts for which the Seller is liable pursuant to Section 10.1(e) of this Agreement.

          "SHARES" has the meaning ascribed thereto in Section 2.1 of this Agreement.

         "STRADDLE PERIOD RETURN" has the meaning ascribed thereto in Section 5.7(b) of this Agreement.

         "SUBSIDIARIES" and "SUBSIDIARY" have the meaning ascribed to each in the first Whereas clause of this Agreement; provided, that such terms shall also include the LTC Subsidiary and the Therapy Subsidiary beginning as of the date on which each such entity is formed. For the avoidance of doubt, any reference to "Subsidiary" with respect to Seller's obligations at Closing, including, without limitation, the making of representations and warranties as of the Closing, shall include the LTC Subsidiary and the Therapy Subsidiary.

         "SUBSIDIARY STOCK" has the meaning ascribed thereto in Section 3.2 of this Agreement.

         "SURVEYS" has the meaning ascribed thereto in Section 5.14 of this Agreement.

         "SWDA" has the meaning ascribed thereto in Section 3.19(e) of this Agreement.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any related fine, penalty, interest, or addition to tax with respect thereto, imposed, assessed, or collected by or under the authority of any Government Authority or payable pursuant to any tax-sharing agreement relating to the sharing or payment of any such tax.

         "TAXING AUTHORITY" means any Government Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

          "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Government Authority in connection with the determination, assessment, collection, or payment, of any Tax.

         "THERAPY SHARES" has the meaning ascribed thereto in Section 2.1 of this Agreement.

         "THERAPY SUBSIDIARY" has the meaning ascribed thereto in the second Whereas clause of this Agreement.

         "THIRD PARTY PAYOR PROGRAM" shall mean any third party healthcare payment program in which the Seller or any Subsidiary participates with regard to any of their facilities or services, including, without limitation, any program, plan, insurance or assistance program that is owned, operated or administered by a Third Party Payor or other person (e.g. the Medicare, Medicaid,

TRICARE programs, the Veterans Administration or any private insurance, health maintenance organizations, preferred provider organizations, or employee assistance programs).

         "THIRD PARTY PAYORS" shall mean any Person or persons that maintain(s) a Third Party Payor Program.

         "TITLE COMMITMENTS" has the meaning ascribed thereto in Section 5.14 of this Agreement.

         "TITLE COMPANY" has the meaning ascribed thereto in Section 5.14 of this Agreement.

         "TITLE POLICIES" has the meaning ascribed thereto in Section 5.14 of this Agreement.

         "TRANSFER TAXES" has the meaning ascribed thereto in Section 5.11 of this Agreement.

         "TRICARE" shall mean the worldwide health care program for active duty and retired uniformed service members and their dependents, which is provided, financed, and supervised by the United States Department of Defense and established by 10 U.S.C. Sections 1071 et. seq.

         "WORKING CAPITAL" means (i) the book value of the current assets (other than Excluded Assets) of the Purchased Subsidiaries and their respective Subsidiaries set forth on SCHEDULE I, minus (ii) the book value of the current liabilities (other than Excluded Liabilities) of the Purchased Subsidiaries and their respective Subsidiaries set forth on SCHEDULE I (to the extent such liabilities are not paid, discharged or satisfied in accordance with the Plan of Reorganization), each such book value to be determined on a consolidated basis and in accordance with GAAP applied on a basis consistent with the application of GAAP in the preparation of the Financial Statements as of and for the year ended December 31, 2001 referred to in Section 3.9, taking into account only those line item accounts set forth on SCHEDULE A-1, and employing the same methodology, set forth on SCHEDULE A. SCHEDULE A includes an example of the calculation of Working Capital. For the avoidance of doubt, any and all reserve accounts and inter-company allocations shall be calculated employing methodology consistent with prior practice to the extent that such prior practice complies with GAAP.

         Section 1.2 References to Dollars. References to dollars or "$" in this Agreement mean United States dollars.

         Section 1.3 References to "knowledge" and "including". References in this Agreement to "to the knowledge of the Seller" or "to the knowledge of the Seller and its Subsidiaries" or phrases of like import are references to the actual knowledge of any of W. Bradley Bennett, Ronald Lord, Matt Box, Eileen Erstad and John Heller, after reasonable due inquiry of any other persons who would reasonably be expected to have knowledge of the subject matter of the inquiry. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK
                           --------------------------

         Section 2.1 Purchase and Sale of Stock. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to issue and deliver to the Purchaser on the Closing Date, and the Purchaser hereby agrees to purchase and accept from the Seller on the Closing Date, (i) an aggregate of 1,000 shares of common stock of the LTC Subsidiary (the "LTC SHARES"), which LTC Shares upon such sale and purchase shall represent all of the issued and outstanding shares of capital stock of the LTC Subsidiary, and (ii) an aggregate of 1,000 shares of common stock of the Therapy Subsidiary (the "THERAPY SHARES" and, collectively with the LTC Shares, the "SHARES"), which Therapy Shares upon such sale and purchase shall represent all of the issued and outstanding shares of capital stock of the Therapy Subsidiary (such sales of the LTC Shares and the Therapy Shares, collectively, the "SALE"). At the Closing, Seller shall deliver to the Purchaser, against payment of the Purchase Price pursuant to Section 2.2 hereof, the certificates representing the LTC Shares and the Therapy Shares, in each case accompanied by duly-executed assignment documents.

         Section 2.2 Purchase Price.

                 (a) On the Closing Date, subject to Section 2.4(a), the Purchaser shall pay to the Seller a purchase price equal to $97,500,000 (the "PURCHASE PRICE"). The Purchase Price shall be allocated between the LTC Shares and the Therapy Shares as reasonably determined by the Purchaser.

                 (b) Simultaneously with the execution of this Agreement, the Purchaser is depositing $12,000,000 in escrow (the "PURCHASER DEPOSIT") with an escrow agent (the "DEPOSIT ESCROW AGENT") pursuant to the terms of a Deposit Escrow Agreement that the Seller and the Purchaser shall each have executed and delivered prior to the making of the Purchaser Deposit (the "DEPOSIT ESCROW AGREEMENT"). Without limiting the foregoing, the Deposit Escrow Agreement shall provide, among other things, that (i) in the event that the transactions contemplated by this Agreement are consummated, then the Purchaser Deposit plus any interest earned thereon shall be delivered to the Seller, or the Seller's designee, in cash by means of wire or interbank transfer in immediately available funds, at the Closing and credited against the Purchase Price as set forth in Section 2.2(c) below; (ii) in the event this Agreement is terminated for any reason (unless the provisions of clause (iii) below apply), then, upon such termination, the Purchaser Deposit plus any interest and other earnings earned thereon shall be returned to the Purchaser and (iii) in the event the Seller terminates this Agreement as a result of a material breach of this Agreement by the Purchaser or as a result of the failure of any of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.7 or 7.10, the Purchaser Deposit plus any interest and other earnings earned thereon shall be delivered to the Seller. The parties shall execute joint instructions to the Deposit Escrow Agent to effectuate the foregoing. Notwithstanding anything to the contrary herein, including without limitation, the provisions of Sections 11.12 and 11.14, the delivery of the Purchaser Deposit to the Seller shall constitute liquidated damages for any and all breaches of the terms of this Agreement by the Purchaser and shall constitute the sole and exclusive remedy of the Seller for any breach by the Purchaser of the terms of this Agreement.

                 (c) Subject to Section 2.4, at the Closing, the Purchase Price shall be paid as follows:

                     (i) Seven Million Five Hundred Thousand Dollars
                 ($7,500,000) (the "ESCROW AMOUNT") shall be delivered by the Purchaser to the Escrow Agent, which amount shall be held pursuant to the terms of the Escrow Agreement; and

                     (ii) the Closing Date Balance (as defined below) shall be
                 delivered by the Purchaser to the Seller or to the Seller's designee by wire transfer of immediately available funds to such account or accounts as shall be designated by Seller to the Purchaser in writing on or before the second Business Day prior to the Closing; the "CLOSING DATE BALANCE" shall be equal to the Purchase Price minus the Escrow Amount and the amount of the Purchaser Deposit (including interest and any other earnings thereon).

         Section 2.3 Closing. The closing of the Sale (the "CLOSING") shall take place at 11:00 a.m. (New York City time) at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022-3598, two (2) Business Days after the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, or such other dates and times as may be agreed to by the parties. Such time and date are referred to in this Agreement as the "CLOSING DATE." Subject to the provisions of Article IX of this Agreement, the failure to consummate the Sale contemplated by this Agreement on the date and time and at the place determined pursuant to this Section 2.3 shall not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation under this Agreement.

         Section 2.4 Purchase Price Adjustment.

         (a) Closing Date Adjustment. At the Closing, the Closing Date Balance described in Section 2.2(c)(ii) will be adjusted dollar-for-dollar as set forth in this Section 2.4(a):

             (i) Working Capital. Not more than ten (10) Business Days, but in no event less than five (5) Business Days, before the Closing Date, the Seller and the Purchaser will, in good faith and in accordance with GAAP, jointly estimate the Working Capital as of the close of business on the Business Day before the Closing Date on a reasonable basis using the Seller's financial information for the month then-most-recently ended; provided, however, that if the Seller and the Purchaser cannot agree on an estimate of the Working Capital, such estimate will be deemed to be equal to the average of the Seller's and the Purchaser's good faith determinations thereof. The amount of the Working Capital as finally estimated pursuant to this Section 2.4(a)(i), is referred to herein as the "ESTIMATED WORKING CAPITAL." At the Closing, (x) if the Estimated Working Capital is less than the Baseline Working Capital, then the portion of the Purchase Price payable pursuant to Section 2.2(c)(ii) will be decreased by the amount of such deficiency and (y) if the Estimated Working Capital is greater than the Baseline Working Capital, then the portion of the Purchase Price payable pursuant to Section 2.2(c)(ii) will be increased by the amount of such excess.

             (ii) PLGL. If the Closing occurs on or after July 31, 2003 then, at the Closing, the Closing Date Balance payable pursuant to Section 2.2(c)(ii) will be decreased by

$1,902,500 (or if the Closing occurs during July 2003, the Closing Date Balance payable pursuant to Section 2.2(c)(ii) will be decreased by an amount equal to $1,902,500 multiplied by a fraction, the numerator of which shall be equal to the total number of days which shall have elapsed from June 30, 2003 through and including the Closing Date and the denominator of which shall be equal to 31).

                 (b) Post-Closing Determination. Within thirty (30) days after the Closing Date, the Purchaser, through its designated Representative, Jeffrey Barnhill or such other Representative as it may designate in the event Mr. Barnhill is unavailable, and the Seller, through its designated Representative, Bradley Bennett or such other Representative as it may designate in the event Mr. Bennett is unavailable, will jointly conduct a review, and, in accordance with GAAP applied on a consistent basis (i) determine the Working Capital amount as of the close of business on the Business Day before the Closing Date (the "CLOSING WORKING CAPITAL"), taking into account only those line item accounts set forth on SCHEDULE A-1 and employing the methodology set forth on SCHEDULE A and (ii) determine the outstanding amount of the Secured Indebtedness as of the Closing Date (the "CLOSING SECURED INDEBTEDNESS"). If the Seller and the Purchaser disagree on the Closing Working Capital and/or the Closing Secured Indebtedness at the end of such 30-day period, then the Purchaser and the Seller will use commercially reasonable best efforts to resolve any such disagreements during the following 15 days. If the parties are unable to reach final resolution with respect to the Closing Working Capital and/or the Closing Secured Indebtedness within forty-five (45) days after the Closing Date, all disputes shall be submitted for resolution to the Baltimore office of PricewaterhouseCoopers or such other mutually acceptable nationally recognized accounting firm (the "FIRM"). The parties shall make a one (1) day presentation to the Firm, each party to have an equal amount of time for its respective presentation, and the parties shall ask the Firm to report its decision and the bases thereof to the Purchaser and the Seller within five (5) Business Days of such presentation. The Purchaser and the Seller shall each bear 50% of the costs and expenses of the Firm. The determination of the Firm shall be conclusive and binding upon the parties. The amount of the Closing Working Capital and the Closing Secured Indebtedness, as finally determined pursuant to this Section 2.4(b), are referred to herein as the "ACTUAL WORKING CAPITAL" and the "ACTUAL SECURED INDEBTEDNESS."

                 (c) Post-Closing Adjustment.

                     (i) Payment by the Purchaser. If the Actual Working Capital is greater than the Estimated Working Capital, then the Purchaser will, within five (5) Business Days after the final determination thereof, pay to the Seller or its designee an amount equal to the sum of (A) the Actual Working Capital minus the Estimated Working Capital plus (B) interest on the amount payable pursuant to clause (A) from the Closing Date to the date of payment at an interest rate equal to the Prime Rate; provided, however, that the aggregate amount payable pursuant to this Section 2.4(c)(i) with respect to Working Capital shall not exceed $7,500,000. If the Actual Secured Indebtedness is less than $15,000,000, then the Purchaser will, within five (5) Business Days after the final determination thereof, pay to the Seller or its designee an amount equal to the sum of (A) $15,000,000 minus the Actual Secured Indebtedness plus
(B) interest on the amount payable pursuant to clause (A) from the Closing Date to the date of payment at an interest rate equal to the Prime Rate. The payment of any amounts due pursuant to the preceding sentences will be made by wire transfer or delivery of other immediately available funds. In addition, the Purchaser shall execute and deliver written release instructions to the Escrow Agent to effectuate the immediate release of the Escrow Funds (to the extent applicable under either clause (i) or (ii) of this Section 2.4(c)) to an account designated by the Seller.

                     (ii) Payment by the Seller. If the Actual Working Capital is less than the Estimated Working Capital, the Seller will, within five (5) Business Days after the final determination thereof, execute and deliver written release instructions to the Escrow Agent to release to Purchaser from the Escrow Amount an amount equal to (A) the difference between the Estimated Working Capital and the Actual Working Capital plus (B) interest on the amount payable pursuant to clause (A) of this subsection (ii) from the Closing Date to the date of payment at an interest rate equal to the Prime Rate; provided, however, that the aggregate amount payable pursuant to this Section 2.4(c)(ii) with respect to Working Capital shall not exceed the Escrow Amount. If the Actual Secured Indebtedness is more than $16,250,000, then the Seller will, within five (5) Business Days after the final determination thereof, pay to the Purchaser or its designee an amount equal to the sum of (A) the Actual Secured Indebtedness minus $16,250,000 plus (B) interest on the amount payable pursuant to clause (A) from the Closing Date to the date of payment at an interest rate equal to the Prime Rate. The payment of any amounts due pursuant to the preceding sentence will be made by wire transfer or delivery of immediately available funds.

                     (iii) If, pursuant to Section 2.4(b) above, there is a dispute as to the final determination of the Closing Working Capital or the Closing Secured Indebtedness, the Purchaser shall promptly pay to the Seller or the Seller shall promptly pay to the Purchaser, as the case may be, such amounts as are not in dispute, pending final determination of such dispute pursuant to
Section 2.4(b) above.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

         The Seller hereby represents and warrants to the Purchaser as follows:

         Section 3.1 Existence and Good Standing of the Seller, Subsidiaries; Authorization.

                 (a) The Seller and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Seller and each Subsidiary has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as currently conducted. The Seller and each Subsidiary is duly qualified or licensed as a foreign corporation to conduct its respective business as currently conducted and, to the extent applicable, is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by Seller or each such Subsidiary or the nature of the business conducted by Seller or each such Subsidiary makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (b) Assuming that (i) all filings required to be made in connection with the transactions contemplated hereby under the HSR Act are made and the waiting periods thereunder have been terminated or have expired and (ii) the Confirmation Order has been entered, the Seller has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Subject to the entry of the Confirmation Order, the execution, delivery and performance of this Agreement by the Seller, and the consummation by it of the Sale and other transactions contemplated hereby, have been duly authorized and approved by all necessary corporate action on the part of the Seller and its shareholders. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution of this Agreement by the Purchaser and the entry of the Confirmation Order, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms, except to the extent that such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         Section 3.2 Capital Stock. (a) As of the Closing, (i) the Seller shall hold of record and own beneficially all of the LTC Shares and all of the Therapy Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands (other than Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands that will be released or discharged pursuant to the Confirmation Order), (ii) there shall be no issued and outstanding shares of either the LTC Subsidiary or the Therapy Subsidiary, except for the LTC Shares and the Therapy Shares and (iii) the LTC Shares and the Therapy Shares shall have all been duly authorized and validly issued and be fully-paid and nonassessable. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of either the LTC Subsidiary or the Therapy Subsidiary. Upon the formation of each of the LTC Subsidiary and the Therapy Subsidiary and through the Closing, there will be no outstanding subscriptions, warrants, rights, options, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of either the LTC Shares or the Therapy Shares (in each case other than those in favor of the Purchaser).

                 (b) SCHEDULE I hereto sets forth for each Subsidiary (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock and (iii) the number of issued and outstanding shares of each class of its capital stock (all such issued and outstanding capital stock of the Subsidiaries in the aggregate, the "SUBSIDIARY STOCK"). Except as set forth on SCHEDULE 3.2(b), the Seller is the beneficial owner of all of the Subsidiary Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims and demands (other than Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims and demands that will be released or discharged pursuant to the Confirmation Order. All of the Subsidiary Stock has been duly authorized and validly issued and is fully-paid and nonassessable. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. Except as described on SCHEDULE I, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of the Subsidiary Stock. Except as described on
SCHEDULE I, none of Seller and the Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a Subsidiary. Except for the Subsidiaries set forth on SCHEDULE I attached hereto, neither Seller nor any of the Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

         Section 3.3 Consents and Approvals; No Violation. Assuming that (a) all filings required to be made in connection with the transactions contemplated hereby under the HSR Act are made and the waiting periods thereunder have been terminated or have expired and (b) the Confirmation Order has been Entered, except as set forth on SCHEDULE 3.3 to this Agreement, the execution and delivery of this Agreement by the Seller and the consummation of the Sale and other transactions contemplated hereby:

                     (i) will not violate the provisions of the Articles of
                 Incorporation or Certificate of Incorporation, as the case may be (collectively, an "INCORPORATION DOCUMENT"), or By-laws of any Subsidiary, or the New Certificate of Incorporation or By-laws of the Seller;

                     (ii) will not violate any material Legal Requirement or
                 Order to which the Seller or any Subsidiary is subject or by which any of their respective properties or assets (excluding the Excluded Assets) are bound;

                     (iii) will not require any permit, consent or approval of, or the giving of any notice to, or filing with any Government Authority or other Person;

                     (iv) will not result in a material violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, require the giving of notice pursuant to, or result in the creation of any Encumbrance upon any of the properties or assets of the Seller or any Subsidiary (excluding any Excluded Assets) under any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the Seller or any Subsidiary is a party, or by which their respective properties or assets (excluding the Excluded Assets) may be bound; and

excluding from the foregoing clauses (ii), (iii) and (iv) permits, consents, approvals, notices and filings the absence of which, and violations, conflicts, breaches, defaults and Encumbrances (and any right of termination, cancellation payment or acceleration thereunder) the existence of which, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.4 Litigation. Except as set forth on SCHEDULE 3.4 to this Agreement, other than (a) PLGL Claims, (b) pre-petition claims, (c) collection suits and (d) suits, actions and proceedings to be released or discharged pursuant to the Plan of Reorganization, to the knowledge of the Seller, there are no legal actions, suits, grievances, arbitrations or other legal, administrative, governmental or other investigations or proceedings (whether federal, state, local or foreign) pending the outcome of which could reasonably be expected to result in a Material Adverse Effect or, to the knowledge of the Seller, threatened against or affecting Seller or any Subsidiary or the Seller's or any Subsidiary's properties, assets or business (other than the Excluded Assets and Excluded Liabilities) which could reasonably be expected to result in a Material Adverse Effect.

         Section 3.5 Employees. SCHEDULE 3.5 to this Agreement contains a complete accurate list, as of October 31, 2002, of the following information for each employee of the Seller and each Subsidiary earning an annual salary greater than One Hundred Thousand Dollars ($100,000), including each employee on leave of absence or layoff status: (i) employer; (ii) name; (iii) job title; and (iv) current base salary. Except as set forth on SCHEDULE 3.5 to this Agreement, neither Seller nor any Subsidiary is a party to any employment, severance, change of control or similar agreement or contract with any of its respective employees. Except as set forth on SCHEDULE 3.5 to this Agreement, to the knowledge of the Seller and the directors and officers (and employees with responsibility for employment matters) of the Subsidiaries, no executive, key employee, or group of employees has threatened to terminate employment with any Subsidiary.

         Section 3.6 Labor Relations; Compliance. Except as set forth on
SCHEDULE 3.6 to this Agreement, neither the Seller nor any Subsidiary is a party to any collective bargaining agreement or other labor contract. Except as set forth on SCHEDULE 3.6 to this Agreement, and to the knowledge of Seller, neither the Seller nor any Subsidiary has experienced nor is there threatened (a) any strike, slowdown, picketing, work stoppage or collective bargaining dispute, (b) any proceeding against or affecting the Seller or any Subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Government Authority, organizational activity, or other labor or employment dispute against or affecting the Seller or any Subsidiary or its premises or (c) any application for certification of a collective bargaining agent. Except as set forth on SCHEDULE 3.6 of this Agreement, to the knowledge of the Seller, there is no organizational effort presently being made (or to the Seller's knowledge, is threatened) by or on behalf of any labor union with respect to employees of the Seller or any of the Subsidiaries. To the knowledge of the Seller, each of the Seller and each Subsidiary has complied in all material respects with all applicable Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant or facility closing.

         Section 3.7 Brokers' or Finders' Fees. No agent, broker, firm or other Person acting on behalf of the Seller or any Subsidiary is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement, except for UBS Warburg LLC.

         Section 3.8 Real Property.

                 (a) Owned Real Property.

                     (i) SCHEDULE 3.8(a) sets forth the address and description of each Owned Real Property. With respect to each Owned Real Property: (A) the Seller or a Subsidiary (as the case may be) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances and Encumbrances that will be released or discharged pursuant to the Confirmation Order, (B) Seller or such Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof, other than Seller's or such Subsidiaries' respective patients, employees and contractors; (C) other than the right of Purchaser pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Seller nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

                     (ii) The term "PERMITTED ENCUMBRANCES" shall mean with respect to each Owned Real Property: (A) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (B) mechanics liens and similar Encumbrances for labor, materials or supplies provided with respect to such real property incurred in the Ordinary Course of Business for amounts that are not due and payable and that would not, individually or in the aggregate, have a Material Adverse Effect; (C) zoning, building codes and other land use Legal Requirements regulating the use or occupancy of such real property or the activities conducted thereon that are imposed by any Government Authority having jurisdiction over such real property that are not violated by the current use or occupancy of such real property or the operation of the business of Seller or any Subsidiary thereon; (D) easements, covenants, conditions, restrictions and other similar matters of record affecting title to or use of such real property that do not materially impair the use or occupancy of such real property in the operation of the business of Seller or any Subsidiary conducted thereon; and (E) Secured Indebtedness.

                 (b) Leased Real Property. SCHEDULE 3.8(b) sets forth the address of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document). The Seller has made available or delivered to the Purchaser a true and complete copy of each such Lease document, and in the case of any oral Lease, has made available a written summary of the material terms of such Lease. With respect to each of the Leases, subject to the entry of the Confirmation Order and except as set forth on SCHEDULE 3.8(b): (i) such Lease is legal, valid, binding, enforceable and in full force and effect;
(ii) the Seller's or Subsidiary's possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and, to the knowledge of Seller, there are no disputes with respect to such Lease; (iii) neither the Seller, any Subsidiary nor any other party to the Lease is in breach or default under such Lease; (iv) neither the Seller nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, other than to Seller's or any

Subsidiaries' respective patients; (v) neither the Seller nor any Subsidiary has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (vi) there are no Encumbrances on the estate or interest created by such Lease, other than Permitted Encumbrances or Encumbrances that will be released or discharged pursuant to the Confirmation Order.

                 (c) Compliance with Laws. To the knowledge of the Seller, the Real Property is in compliance with all applicable building, zoning, subdivision, health and safety and other land use Legal Requirements, including, without limitation, The Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Real Property (collectively, the "REAL PROPERTY LAWS"), and Seller has received no notice that the current use or occupancy of the Real Property or operation of its business thereon violates any Real Property Laws, except where the failure to be in compliance with such Real Property Laws could not reasonably be expected to result in a Material Adverse Effect.

                 (d) Permits. All material certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "REAL PROPERTY PERMITS") of each Government Authority, board of fire underwriters, association or any other entity having jurisdiction over the Real Property, that are required to use or occupy the Real Property or operate the business of Seller or any Subsidiary as currently conducted have been issued and are in full force and effect. The Seller has delivered or made available to Purchaser a true and complete copy of all Real Property Permits in Seller's possession. The Seller has not received any written notice from any Government Authority or other entity having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit. Except as set forth on SCHEDULE 3.8(d), to the knowledge of the Seller, the Real Property Permits are transferable to Purchaser without the consent or approval of the issuing Government Authority or entity, no disclosure, filing or other action by the Seller is required in connection with such transfer, and Purchaser shall not be required to assume any additional liabilities or obligations under the Real Property Permits as a result of such transfer.

                 (e) Access. Each parcel of Real Property has direct access (or a valid easement allowing it access) to a public street adjoining the Real Property, and such access is not dependent on any land or other real property interest that is not included in the Real Property.

                 (f) SCHEDULE 3.8(f) sets forth the address of each Owned Real Property and Leased Real Property from which the Seller and its Subsidiaries conduct Seller's contract rehabilitation therapy business.

         Section 3.9 Financial Statements; Guaranties. (a) Attached to SCHEDULE
3.9 are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 (the "MOST RECENT FISCAL YEAR END") for Seller and the Subsidiaries as of such dates; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the months ended from and including January 31, 2002 through and including the last day of the month most recently ended at least 30 days prior to the date hereof (the "MOST RECENT FISCAL MONTH END") for Seller and the Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Seller and the Subsidiaries as of such dates and the results of operations of Seller and the Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

                 (b) Except as set forth on SCHEDULE 3.9(b), other than Permitted Encumbrances and Encumbrances that will be released or discharged pursuant to the Confirmation Order, neither Seller nor any of the Subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including Indebtedness) of any other Person.

         Section 3.10 Assets. (a) Excluding the Excluded Assets, the Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Financial Statements for the Most Recent Fiscal Month End or acquired after the date thereof, free and clear of all Encumbrances, except for (i) Permitted Encumbrances, (ii) the Encumbrances listed on SCHEDULE 3.10(a) hereto,
(iii) properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Fiscal Month End, and (iv) Encumbrances that will be released or discharged pursuant to the Confirmation Order.

                 (b) Excluding the Excluded Assets, the Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         Section 3.11 Events Subsequent to 2001. Except as set forth on SCHEDULE 3.11, since December 31, 2001, the Seller and the Subsidiaries have conducted their respective businesses in the Ordinary Course of Business.

         Section 3.12 Compliance with Law. (a) Except as set forth on SCHEDULE
3.12 and except with respect to those matters relating to Taxes that are expressly addressed by Section 3.17 and matters relating to employee benefits addressed by Section 3.16, to the knowledge of the Seller, each of the Seller and the Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of Governmental Authorities (and all agencies thereof). Except as relates to Taxes and employee benefits matters, and except as set forth on
SCHEDULE 3.12 and SCHEDULE 3.4, to the knowledge of Seller, neither Seller nor any Subsidiary is subject to or has received any written notice of any material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice alleging any failure to comply with the foregoing. Without limiting the generality of the foregoing;

                 (b) The Seller and each Subsidiary have conducted, and are presently conducting, its facilities and other businesses so as to comply in all material respects with all Legal Requirements applicable to the conduct of operation of such facilities.

                 (c) Except as otherwise provided in this Section 3.12 (and the Schedules hereto), to the knowledge of the Seller, the Seller and each Subsidiary is in substantial compliance with the statutes and regulations related to fraud, abuse, false claims/statements, referrals and prohibition of kickbacks. Neither the Seller, any Subsidiary, nor any current director or employee of the Seller or any Subsidiary has been debarred, suspended or excluded from any Medicare, Medicaid or any other Third Party Payor Program, including, without limitation, under 42 U.S.C. 1320a-7.

                 (d) To the knowledge of the Seller, the Seller and each Subsidiary has all material Permits, Licenses and CONs that are required to operate each of their respective facilities (including, without limitation, those required under any Environmental, Health and Safety Requirements), and is in compliance with the terms and conditions of the Permits, Licenses, CONs and Provider Agreements, except where the failure to have or be in compliance with any Permit, License or CON could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. SCHEDULE 3.12(d) hereto sets forth a correct and complete list of each Medicare agreement, Medicaid agreement, other Provider Agreement, CON and any other material License or Permit applicable to any facility or service, each one of which is in full force and effect. To the knowledge of the Seller, neither the Seller nor any Subsidiary has received any written notice that a suspension or cancellation of any of the material Permits, Licenses, CONs or Provider Agreements is threatened and, to the knowledge of Seller, no cause exists for such suspension or cancellation. Without limiting the generality of the foregoing, the facilities, equipment and operations of each facility of the Seller and any Subsidiary satisfies the applicable facility licensing requirements of the state in which such facility is located and the requirements for participation in the Medicare and Medicaid Programs.

                 (e) Except with respect to matters to be covered by the Medicare Settlement and the agreements with various states relating to Medicaid matters and listed on SCHEDULE 3.12(e), to the knowledge of the Seller, neither the Seller nor any Subsidiary is currently subject to any fines, penalties, or sanctions nor are any such fines, penalties or sanctions threatened, the existence of which would reasonably be expected to have a Material Adverse Effect.

         Section 3.13 Contracts. SCHEDULE 3.13 lists the following contracts and other agreements to which Seller or any of the Subsidiaries is a party (other than those contracts and other agreements that constitute Excluded Assets or Excluded Liabilities):

                 (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Two Hundred Fifty Thousand Dollars ($250,000) per annum;

                 (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which extend over a period of more than one (1) year, or that would result in a material loss to the Seller or any of the Subsidiaries, or involve consideration in excess of Two Hundred Fifty Thousand Dollars ($250,000);

                 (c) any agreement concerning a partnership or joint venture;

                 (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Two Hundred Fifty Thousand Dollars ($250,000) or under which it has imposed a Encumbrance on any of its assets, tangible or intangible;

                 (e) any agreement concerning noncompetition;

                 (f) any agreement with any of the Seller and its directors, officers or the Subsidiaries;

                 (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                 (h) any collective bargaining agreement;

                 (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of Two Hundred Fifty Thousand Dollars ($250,000) or providing severance benefits or payments upon a change of control;

                 (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                 (k) any settlement, conciliation or similar agreement under which material obligations remain to be performed by any party thereto;

                 (l) any agreement, other than those listed on SCHEDULE 3.13, pursuant to which the consequences of a default or termination could have a Material Adverse Effect;

                 (m) any lease treated as a capitalized lease;

                 (n) any corporate integrity agreement;

                 (o) any agreement under which Seller or any of the Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding Two Hundred Fifty Thousand Dollars ($250,000);

                 (p) any other agreement (or group of related agreements) the performance of which involves consideration in excess of Two Hundred Fifty Thousand Dollars ($250,000); and

                 (q) each item of Secured Indebtedness.

         The Seller has made available or delivered to the Purchaser a correct and complete copy of each written agreement (as amended to date) listed on
SCHEDULE 3.13 and a written summary setting forth the terms and conditions of each oral agreement referred to in SCHEDULE 3.13. With respect to each such agreement, except to the extent otherwise limited by applicable bankruptcy law or an Order of the Bankruptcy Court, (A) the agreement is legal, valid, binding and enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding and enforceable, and in full force and effect following the consummation of the transactions contemplated hereby; (C) neither the Seller nor any Subsidiary (and, to the knowledge of the Seller, no other party) is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither the Seller nor any Subsidiary (and, to the knowledge of the Seller, no other party) has repudiated any provision of the agreement. In addition, the Seller has made available to the Purchaser a true and correct copy of the current draft of the form of Medicare corporate integrity agreement (the "CORPORATE INTEGRITY AGREEMENT") to be entered into with respect to the long term care business operated by the Seller and the Subsidiaries.

         Section 3.14 Insurance. (a) The Seller has made available to the
Purchaser:

                     (i) accurate and complete copies of all material policies
                 of insurance (and correspondence relating to coverage thereunder) to which the Seller or any Subsidiary is or was a party or under which the Seller or any Subsidiary is or has been covered at any time since January 1, 2000 (other than those material policies of insurance relating exclusively to any Excluded Asset or Excluded Liability); and

                     (ii) accurate and complete copies of all pending
                 applications by the Seller or any Subsidiary for material policies of insurance relating to the facilities or the assets used by the Seller or any Subsidiary (other than those policies relating exclusively to any Excluded Asset or Excluded Liability).

                 (b) SCHEDULE 3.14(b) describes:

                     (i) other than with respect to PLGL Claims or potential
                 PLGL Claims and deductibles under policies of insurance, any self-insurance arrangement by the Seller or any Subsidiary, including any reserves established thereunder; and

                     (ii) any contract or arrangement, other than a policy of
                 insurance, for the transfer or sharing of any risk which involves the facilities or assets used by the Seller or any Subsidiary.

                 (c) Except as set forth on SCHEDULE 3.14(c):

                     (i) since January 1, 2000, neither the Seller nor any
                 Subsidiary has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any written notice of cancellation that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder; and

                     (ii) since January 1, 2000, the Seller and the Subsidiaries have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy of insurance to which it is a party and that provides coverage with respect to the assets or facilities used by Seller or any Subsidiary; and

                     (iii) the Seller and the Subsidiaries have given notice to the insurer of all claims that may be insured thereby; and

                     (iv) each policy of insurance is legal, valid, binding,
                 enforceable, and in full force and effect.

         Section 3.15 Certain Transactions. Except as set forth in SCHEDULE 3.15, none of the Seller, the Seller's directors, officers and employees or the Subsidiaries' directors, officers and employees has been involved in any material business arrangement with the Seller or any of the Subsidiaries within the past twelve (12) months, and none of the Seller, the Seller's directors, officers and employees or the Subsidiaries' directors, officers and employees owns any material asset, tangible or intangible, that is used in the business of any of the Seller and the Subsidiaries.

         Section 3.16 Employee Benefits and Other Matters.

                 (a) SCHEDULE 3.16 identifies all material bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization or severance plans, "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and material fringe benefit plans sponsored, maintained or contributed to by the Seller or any Subsidiary or with respect to which the Seller or any Subsidiary has any liability (the "EMPLOYEE BENEFIT PLANS").
SCHEDULE 3.16 indicates whether each such Employee Benefit Plan covers long-term care Affected Employees or contract rehabilitation therapy Affected Employees. Except as set forth in SCHEDULE 3.16, none of the Employee Benefit Plans are subject to Title IV of ERISA nor does any Employee Benefit Plan provide for medical or life insurance benefits to retired or former employees of the Seller or any Subsidiary (other than as required under Code Section 4980B, or similar state law). Except as set forth in SCHEDULE 3.16, neither the Seller nor the Subsidiaries is a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37) of ERISA) with respect to employees of the Seller or its Subsidiaries nor has the Seller or any Subsidiary incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan.

                 (b) Each such Employee Benefit Plan is in all material respects in compliance with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations, including, without limitation, medical continuation under Code Section 4980B. Since January 1, 2000, to the knowledge of the Seller, neither the Seller nor any Subsidiary has (i) engaged in any transaction prohibited by section 406 of ERISA or section 4975 of the Code; (ii) breached any fiduciary duty owed by it with respect to the Employee Benefit Plans described above; or (iii) failed to file and distribute timely and properly all reports and information required to be filed or distributed in accordance with ERISA or the Code.

                 (c) All contributions, premiums or payments under or with respect to each Employee Benefit Plan which are due on or before the Closing Date have been made or accrued.

                 (d) Except as set forth on SCHEDULE 3.16, each Employee Benefit Plan which is intended to be qualified under Code Section 401(a)(i) has been amended to reflect all requirements of the Tax Reform Act of 1986 and all subsequent legislation which is required to be adopted prior to the end of the applicable remedial amendment period and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Employee Benefit Plan as amended for such changes in law, or has timely filed a request seeking such determination.

                 (e) The Seller and each Subsidiary has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan that the Seller, any Subsidiary or any other entity, that together with the Seller or any Subsidiary is treated as a single employer under Code ss. 414, has maintained, contributed to, or been required to contribute.

         Section 3.17 Taxes. Except as set forth on SCHEDULE 3.17(a): (a) to the knowledge of the Seller, each of the Subsidiaries has timely filed, or shall timely file, all Tax Returns required to be filed by it, except where the failure to file any such Tax Return could not reasonably be expected to result in a Material Adverse Effect, and each such Tax Return has in all material respects been prepared in compliance with all applicable Legal Requirements and is true and correct in all material respects. Each Affiliated Group of which the Seller or any Subsidiary is or has been a member (a "COVERED AFFILIATED GROUP") has timely filed (or shall timely file) all Tax Returns which are required to be filed by it to the extent that such Tax Returns include (or are required to include) the Seller or any Subsidiary, except where the failure to file any such Tax Return could not reasonably be expected to result in a Material Adverse Effect, and all such Tax Returns are, to the extent that they relate to the Seller or any Subsidiary, true and correct in all material respects.

                 (b) Except for Tax claims that will be discharged pursuant to the Plan of Reorganization and Tax claims set forth on SCHEDULE 3.17(a), to the knowledge of the Seller, all material Taxes payable by the Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been paid (or shall be paid on or prior to the Closing Date), and each of the Subsidiaries has properly withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party. All material Taxes due and payable by any Covered Affiliated Group with respect to any Tax period during which the Seller or any Subsidiary was a member of the group (whether or not such Taxes are shown or required to be shown on any Tax Return) have been paid or shall be paid on or before the Closing Date and no material Taxes are delinquent.

                 (c) Except as set forth on SCHEDULE 3.17(c), no material action, suit, proceeding or audit or any notice of inquiry of any of the foregoing is pending against or with respect to the Subsidiaries regarding Taxes, and, to the knowledge of the Seller, no action, suit, proceeding or audit has been threatened against or with respect to the Subsidiaries regarding Taxes. Neither Purchaser nor any of the Subsidiaries shall be responsible for the payment of any Taxes arising from the Section 338(h)(10) election made by Rotech Healthcare Inc.

                 (d) The accrual for Taxes on the Financial Statements for the Most Recent Fiscal Month End would be adequate to pay all Tax liabilities of the Subsidiaries if their current tax year were treated as ending as of the end of such month. Except as set forth on SCHEDULE 3.17(d), to the knowledge of the Seller, none of the Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement with any Person and none has any current or potential contractual obligation to indemnify any other Person with respect to Taxes. None of the Subsidiaries (i) has been a member of an Affiliated Group (other than an Affiliated Group the common parent of which was the Seller) or (ii) has any liability for the Taxes of any Person (other than any of the Seller or its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. To the knowledge of Seller, no claim has ever been made by a Taxing Authority in a jurisdiction where the Subsidiaries do not file Tax Returns that any of the Subsidiaries is or may be subject to taxation by such jurisdiction.

                 (e) Each of the Subsidiaries has provided or shall provide or make available prior to the Closing Date to the Purchaser true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Subsidiaries for the past three (3) years. To the knowledge of the Seller, none of the Subsidiaries has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority. There are no Encumbrances for Taxes (other than for Taxes not yet due and payable) upon the assets of the Subsidiaries.

                 (f) None of the Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code ss. 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax law); (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); or (iv) installment sale made prior to the Closing Date.

                 (g) None of the Subsidiaries has been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). To the knowledge of the Seller, none of the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that has resulted or would result, separately or in the aggregate, in the payment that will not be deductible under Code ss. 280G or Code ss. 162(m).

                 (h) SCHEDULE 3.17(h) hereto sets forth the following information with respect to each of Seller and its Subsidiaries as of the most recent practicable date: (i) the basis of the Subsidiaries in their assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Subsidiaries; and (iii) the amount of any deferred gain or loss allocable to the Subsidiaries arising out of any intercompany transaction.

         Section 3.18 Intellectual Property. (a) SCHEDULE 3.18 contains complete and accurate lists of all (i) patented or registered Intellectual Property Rights owned by the Seller or any Subsidiary or used in the business of Seller or any Subsidiary as presently conducted, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Seller or any Subsidiary, (iii) unregistered trade names and corporate names owned by the Seller or any Subsidiary or used in the business of Seller or any Subsidiary as presently conducted and (iv) unregistered trademarks, service marks, copyrights, mask works and material computer software owned by the Seller or any Subsidiary or used in the business of Seller or any Subsidiary as presently conducted. SCHEDULE 3.18 also contains a complete and accurate list of all material licenses and other rights currently in effect and granted by the Seller or any Subsidiary to any third party with respect to any Intellectual Property Rights and all material licenses and other rights currently in effect and granted by any third party to the Seller or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. No loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Seller or any Subsidiary is threatened, pending or reasonably foreseeable. The Seller and each Subsidiary has taken all reasonably necessary actions to maintain the Intellectual Property Rights that it currently owns. To the Seller's knowledge, the owners of any Intellectual Property Rights licensed to the Seller or any Subsidiary have taken all reasonably necessary actions to maintain the Intellectual Property Rights which are subject to such licenses.

                 (b) Except as set forth on SCHEDULE 3.18, (i) the Seller or a Subsidiary owns exclusively all right, title and interest in and to, or has a valid and enforceable right to use pursuant to a license set forth on SCHEDULE 3.13, all of the Intellectual Property Rights listed on SCHEDULE 3.18 and all other Intellectual Property Rights necessary for the operation of the businesses of the Seller and the Subsidiaries as presently conducted, free and clear of all Encumbrances (other than Permitted Encumbrances), (ii) there have been no claims made against either the Seller or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (iii) neither the Seller nor any Subsidiary has received any written notices of, nor is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any written demand or request that the Seller or any Subsidiary license any rights from a third party), (iv) the conduct of the business of Seller and the Subsidiaries has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (v) to the Seller's knowledge, the Intellectual Property Rights owned by or licensed to the Seller or any Subsidiary have not been infringed or misappropriated by other Persons. The transactions contemplated by this Agreement shall have no Material Adverse Effect on the ownership of, or right to use, any such Intellectual Property Rights by the Seller or any Subsidiary.

         Section 3.19 Environmental, Health, and Safety Matters. Except as set forth on SCHEDULE 3.19, to the knowledge of the Seller (a) each of the Seller and the Subsidiaries has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

                 (b) Without limiting the generality of the foregoing, each of Seller, the Subsidiaries and their respective Affiliates has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

                 (c) None of the Seller and the Subsidiaries has received any written or oral notice regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                 (d) Except as set forth on SCHEDULE 3.19, none of the following exists at any property or facility owned or operated by Seller or any
Subsidiary: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas, it being understood that no investigation action has been conducted by the Seller with respect to these matters.

                 (e) None of Seller or the Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements, it being understood that no investigation action has been conducted by the Seller with respect to these matters.

                 (f) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                 (g) This Section 3.19 sets forth the sole representations and warranties of the Seller and the Subsidiaries with respect to Environmental, Health, and Safety Requirements, notwithstanding Section 3.12.

         Section 3.20 Cost Reports. Except as indicated on SCHEDULE 3.20 hereto, any and all Medicare cost reports for each facility of the Seller or any Subsidiary have been filed with the appropriate government agency or contractor by the required filing date. Except as indicated on SCHEDULE 3.20, to the Seller's knowledge there are no determined overpayments between either Seller or any Subsidiary, on the one hand, and any Medicare fiscal intermediary, on the other hand, regarding the filed cost reports of a facility that is still subject to cost-based reimbursement from the Medicare Program for cost reporting periods beginning on or after February 2, 2000, other than with respect to adjustments thereto made in the Ordinary Course of Business which do not involve amounts in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

         Section 3.21 Entire Representations and Warranties. The representations and warranties in Sections 3.1 through 3.20 hereof constitute all the representations and warranties made by the Seller and the Subsidiaries to the Purchaser, and the Seller and the Subsidiaries shall not be deemed to have made to the Purchaser any representation or warranty, other than as expressly made in Sections 3.1 through 3.20.

                                   ARTICLE IV

                        REPRESENTATIONS OF THE PURCHASER
                        --------------------------------

         The Purchaser represents and warrants to the Seller as follows:

         Section 4.1 Existence and Good Standing of Purchaser; Authorization.
(a) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                 (b) Assuming that all filings required to be made in connection with the transactions contemplated hereby under the HSR Act are made and the waiting periods thereunder have been terminated or have expired, the Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Sale and the other transactions contemplated to be consummated by the Purchaser hereby. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by it of the transactions contemplated to be consummated by the Purchaser hereby, have been duly authorized and approved by the Purchaser's board of managers, and no other action on the part of the Purchaser or its members is necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the Sale and the other transactions contemplated to be consummated by the Purchaser hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution of this Agreement by the Seller, this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

         Section 4.2 Consents and Approvals; No Violations. Assuming that all filings required to be made in connection with the transactions contemplated hereby under the HSR Act are made and the waiting periods thereunder have been terminated or have expired, the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby, (i) will not violate any provisions of the Certificate of Formation or limited liability company agreement of the Purchaser, (ii) will not violate any material Legal Requirement or Order of any court or Government Authority to which the Purchaser is subject or by which any of its material properties or assets are bound, (iii) will not require any permit, consent or approval of, or the giving of any notice to, or filing with any Government Authority on or prior to the Closing Date, provided, the Confirmation Order has been Entered, and (iv) will not result in a material violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, require the giving of notice pursuant to, or result in the creation of any Encumbrance upon any of the material properties or assets of the Purchaser under any of the material terms, conditions or provisions of any material note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the Purchaser is a party, or by which it or any of its material properties or assets may be bound, excluding from the foregoing clauses (ii), (iii) and (iv) permits, consents, approvals, notices and filings, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances, the existence of which, could not reasonably be expected to prevent the Purchaser from performing its obligations under this Agreement.

         Section 4.3 Investment Intent; Access to Information. (a) The Purchaser is acquiring the Shares to be acquired by the Purchaser in good faith solely for its own account with the present intention of holding such Shares for purposes of investment, and the Purchaser is not acquiring such Shares with a view to or for subdivision, distribution, fractionalization or distribution thereof, in whole or in part, or as an underwriter or conduit to other beneficial owners or subsequent purchasers in any transaction that would not comply with applicable securities laws.

                 (b) The Purchaser has received and reviewed carefully information regarding the Seller and each Subsidiary and has, to the extent it has deemed necessary or advisable, reviewed the aforementioned information and this Agreement with its investment, tax, accounting and legal advisors who are unaffiliated with and who are not compensated by the Seller or any Subsidiary (collectively, the "ADVISORS"). The Purchaser and the Purchaser's Advisors have been given a full opportunity to ask questions of and to receive answers from the Seller and each Subsidiary concerning the acquisition of the Shares to be acquired by the Purchaser and the business, operations and financial condition of the Seller and each Subsidiary and, to the Purchaser's knowledge, have received or been given access to such information and documents as are necessary to verify the accuracy of the information furnished to the Purchaser concerning an investment in such Shares as the Purchaser or its Advisors have requested.

         Section 4.4 Available Funds. The Purchaser has sufficient funds available to it to perform all of its obligations under this Agreement, including, without limitation, to pay the Purchase Price and make all payments required hereunder.

         Section 4.5 Litigation. There are no legal actions, suits, arbitrations or other legal, administrative or other governmental investigations or proceedings (whether federal, state, local or foreign) pending, or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, or the Purchaser's properties, assets or business, which could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. The Purchaser has no knowledge of any facts which might reasonably be expected to result in or form the basis for any such action, suit or other proceeding.

         Section 4.6 No Outside Reliance. The Purchaser has not relied, and is not relying, upon any statement or representation not made in this Agreement or any Exhibit or Schedule hereto, or in any certificate or document required to be provided by the Seller or any Subsidiary pursuant to this Agreement.

         Section 4.7 Brokers' or Finders' Fees. Purchaser shall indemnify and hold Seller harmless for all fees and expenses of any other Person acting on behalf of the Purchaser in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE V

                               CERTAIN AGREEMENTS
                               ------------------

         Section 5.1 Conduct of Business of the Seller and the Subsidiaries. During the period from the date hereof to the Closing Date, subject to the terms, conditions and transactions set forth in and contemplated under this Agreement and the Plan of Reorganization, the Seller shall, and shall cause each Subsidiary to, conduct its respective operations in the Ordinary Course of Business, subject to any obligations as a debtor in possession under the Bankruptcy Code. Without limiting the generality of the foregoing, during such period the Seller shall, and shall cause each Subsidiary to, use commercially reasonable best efforts to preserve substantially intact its business organization and preserve in all material respects its present business relationships and goodwill and operate the Seller's and the Subsidiaries' long term care business and the Seller's and the Subsidiaries' therapy business, and each facility, in compliance in all material respects with all applicable Legal Requirements, Permits and Licenses. Further, during the period from the date hereof to the Closing Date, except as may be first expressly approved in writing by the Purchaser (such approval not to be unreasonably withheld or delayed) or as is otherwise expressly permitted, contemplated or required by this Agreement, applicable Legal Requirements, or the Plan of Reorganization, or as set forth on
SCHEDULE 5.1 to this Agreement, the Seller shall not, and shall cause each Subsidiary not to:

                 (a) amend the New Certificate of Incorporation or By-laws of the Seller, or Incorporation Document or By-laws of any Subsidiary;

                 (b) enter into or amend any agreement with any director, officer or employee, which foregoing restriction includes, without limitation, the increase in the compensation payable by the Seller or any Subsidiary to, or to become payable by the Seller or any Subsidiary to, any of their respective directors, officers or employees, except for normal periodic increases in the Ordinary Course of Business, and except as required pursuant to the terms of any contract, agreement, plan or arrangement;

                 (c) enter into any contract, lease or commitment (or series of related contracts, leases or commitments) (other than the renewal of existing contracts and commitments or the replacement of such contracts or commitments (requiring over 12 months of performance thereon) on terms not significantly different than those contracts and commitments to which the Seller or its Subsidiaries currently are a party or parties to) which would require the Seller or any Subsidiary to pay in excess of $250,000 individually or $1,500,000 for the Seller and all Subsidiaries in the aggregate or that are outside the Ordinary Course of Business or that, if in effect on the date of this Agreement would have been be required to be listed on SCHEDULE 3.13;

                 (d) declare or pay any dividends or make any distributions in respect of any capital stock of the Seller or any Subsidiary, or redeem, purchase or otherwise acquire for value any capital stock of the Seller or any Subsidiary; provided, however, that at or subsequent to the Closing, the Seller shall distribute an amount equal to all cash on hand (excluding deposits and prepaid items) of the Seller to the Seller's creditors, in accordance with the Plan of Reorganization;

                 (e) issue, sell or transfer any shares of capital stock or any other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issue and sale of, any shares of capital stock or any other securities, or make any other changes in their capital structures, all except as expressly set forth herein with respect to the formation of the LTC Subsidiary and Therapy Subsidiary and the transfer of the capital stock of the Subsidiaries;

                 (f) organize any subsidiary or acquire (including by merger or consolidation) any capital stock or other securities of any Person or any equity or ownership interest in any Person or acquire a substantial portion of the assets of any Person, except as expressly set forth herein with respect to the formation of, and assignment to, the LTC Subsidiary and Therapy Subsidiary;

                 (g) incur or guarantee any Indebtedness in the aggregate amount of more than $250,000 or outside the Ordinary Course of Business, except for Indebtedness under the DIP Credit Agreement (as such term is defined in the Plan of Reorganization);

                 (h) pay, discharge or satisfy any claim, liability or obligation in excess of $250,000 (whether fixed or contingent) or outside the Ordinary Course of Business, other than those claims, liabilities or obligations which are to be paid, discharged or satisfied in accordance with the Plan of Reorganization;

                 (i) except as expressly set forth herein with respect to the formation of, and assignment to, the LTC Subsidiary and Therapy Subsidiary, sell, transfer, assign, convey, lease, pledge, encumber or otherwise dispose of any material portion of its assets or properties, or any other right, other than any Excluded Asset, in each case whether tangible or intangible, except for fair consideration in the Ordinary Course of Business;

                 (j) other than with respect to the Excluded Liabilities, cancel any debts or affirmatively waive any claims or rights of substantial value, except for cancellations made or waivers granted in the Ordinary Course of Business which, in the aggregate, are not material;

                 (k) other than with respect to Taxes, incur or assume any liability or obligation (or series of related liabilities or obligations) in excess of $250,000 or outside the Ordinary Course of Business (other than the incurrence or accrual for PLGL and other than the Excluded Liabilities);

                 (l) hereafter permit, allow or suffer any of its assets (other than the Excluded Assets) to become subjected to any Encumbrance (other than Permitted Encumbrances);

                 (m) pay, loan or advance any amount to, or sell, transfer or lease any of its assets (other than Excluded Assets) to, or enter into or amend any agreement or arrangement with, any director, officer or employee, except for
(i) transactions in the Ordinary Course of Business and (ii) the transfers contemplated by Section 5.8 below;

                 (n) enter into or become subject to any covenant not to compete or other covenant restricting the provision and sale of the products and services of the Seller or any Subsidiary that materially impairs the operation of the business of the Seller and the Subsidiaries as presently conducted;

                 (o) make any material change in any method of accounting or accounting practice or policy other than those required by GAAP;

                 (p) make any capital expenditure (or series of related capital expenditures) involving more than $250,000 and outside the Ordinary Course of Business;

                 (q) make any loan to any other Person (or series of related capital loans) either involving more than $250,000 individually or $1,500,000 for the Seller and all Subsidiaries in the aggregate or outside the Ordinary Course of Business;

                 (r) enter into, adopt, amend, modify, or terminate any material bonus, profit sharing, incentive, severance, or other plan, collective bargaining agreement, contract, or commitment for the benefit of any of its directors, officers, or employees (or take any such action with respect to any other Employee Benefit Plan);

                 (s) make or pledge to make any charitable or other capital contribution outside the Ordinary Course of Business, but in any event, not more than $250,000 individually or $1,500,000 for the Seller and all Subsidiaries in the aggregate;

                 (t) outsource any employees outside the Ordinary Course of Business;

                 (u) enter into any corporate integrity agreement that is substantially less favorable to the Seller than the form of the Corporate Integrity Agreement previously made available to the Purchaser or alter in any material way any corporate integrity agreement actually entered into;

                 (v) in any other manner, materially modify, change or otherwise alter the fundamental nature of the business of the Seller or any Subsidiary as presently conducted; or

                 (w) agree, whether or not in writing, to do any of the foregoing.

                 Notwithstanding anything in this Section 5.1 or elsewhere in this Agreement to the contrary, the Seller shall be permitted to take any of the following actions during the period from the date hereof to the Closing Date:

                     (i) dispose of any facility listed on SCHEDULE 5.1(a);

                     (ii) acquire (through purchase, assumption or lease) any
                 facility listed on SCHEDULE 5.1(b); or

                     (iii) acquire the right to manage or operate any other
                 facility;

provided, that, it shall seek and obtain the consent of the Purchaser (which shall not be unreasonably withheld or delayed) prior to undertaking any of the foregoing actions.

         Section 5.2 Access to Properties and Records; Notice of Developments.
(a) The Seller and each Subsidiary will permit the Purchaser and the Purchaser's Representatives to have access prior to the Closing Date to the properties and to the books and records (including, without limitation, contracts, documents and Tax records) of the Seller and each Subsidiary and personnel at the Seller and each Subsidiary, during normal working hours and upon reasonable notice, to familiarize itself with each of the Seller and each Subsidiary's respective properties, business, operating and financial condition and to conduct any and all financial, legal, regulatory, business and other due diligence procedures as Purchaser or Purchaser's Representatives may deem appropriate as for any other purpose germane to this Agreement; provided, however, that the Purchaser and such Representatives shall take reasonable steps to avoid disruption of the normal operations of the Seller or any Subsidiary.

                 (b) The Purchaser hereby acknowledges that the Purchaser has entered into a letter agreement with UBS Warburg LLC, on behalf of the Seller, dated October 11, 2002 (as amended from time to time), which sets forth certain obligations of the Purchaser regarding, among other things, confidential treatment of certain information of the Seller and each of the Subsidiaries (the "CONFIDENTIALITY AGREEMENT"), and the Purchaser hereby confirms that it and its Affiliates have heretofore complied with, and will continue to comply with, the terms, conditions and restrictions thereunder, and that any and all information obtained during any review of the Seller or any Subsidiary contemplated by this
Section 5.2 or otherwise performed by the Purchaser or any of its Affiliates after the date hereof will be subject to the terms of the Confidentiality Agreement as "Information" thereunder (unless specifically exempted from such definition thereunder).

         Section 5.3 Commercially Reasonable Best Efforts; HSR Act Matters. (a) Each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of all necessary waivers, consents, Licenses and Permits, and approvals from Governmental Authorities, and the making of all necessary registrations and filings, and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Government Authority, (ii) the obtaining of all necessary consents, approvals or waivers from any Persons other than Governmental Authorities and (iii) the defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed; provided that nothing in this Section 5.3(a) shall require any party hereto to waive any condition set forth in Article VI or VII.

                 (b) Without limiting the generality of Section 5.3(a) hereof, the parties shall, within three (3) Business Days after the date on which the Bid Procedures Order is Entered, prepare and file any notifications required under the HSR Act. The parties shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Government Authority in connection with antitrust or related matters. Each party shall (1) give the other party prompt notice of the commencement or threat of commencement of any legal proceeding by or before any court or Government Authority with respect to the Sale or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such legal proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Government Authority regarding the Sale. Except as may be prohibited by any Government Authority or by any Legal Requirement, the Purchaser, on the one hand, and the Seller, on the other hand, will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding under or relating to the HSR Act. In addition, except as may be prohibited by any Government Authority or by any Legal Requirement, in connection with any legal proceeding under or relating to the HSR Act, the Purchaser, on the one hand, and the Seller, on the other, will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Government Authority in connection with any such legal proceeding. Nothing herein shall be deemed to require the Purchaser to agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or any of its subsidiaries' ability to retain, any of its businesses, product lines or assets.

         Section 5.4 Public Disclosure or Communications. Between the date of this Agreement and the Closing Date, except to the extent required by applicable Legal Requirements, (a) neither the Purchaser nor the Seller shall issue any press release or public announcement of any kind concerning the Sale or the other transactions contemplated by this Agreement without the prior written consent of the other; and, in the event any such public announcement, release or disclosure is required by applicable Legal Requirements, the parties will consult prior to the making thereof and use their commercially reasonable best efforts to agree upon a mutually satisfactory text; (b) the Purchaser shall not, and shall not permit its Representatives to, communicate with customers, suppliers or employees of the Seller or any Subsidiary or any other Person with whom the Seller or any Subsidiary maintains a similar business or commercial relationship, with respect to the Sale or the other transactions contemplated by this Agreement or with respect to the business or operations of the Seller or any Subsidiary, without the prior written consent of the Seller; and (c) except as expressly contemplated herein, the Purchaser shall not (except with respect to the HSR Act and pursuant to Article X) communicate with any Government Authority or any representative thereof with respect to the Seller, any Subsidiary, the Sale or the other transactions contemplated hereby without the prior written consent of the Seller which consent shall not be unreasonably withheld.

         Section 5.5 Affected Employees.

                 (a) The Purchaser agrees that any employee of the Seller or any Subsidiary to be assigned to either the LTC Subsidiary or the Therapy Subsidiary pursuant to Section 5.8 (including employees on vacation, leave of absence, short or long-term disability) (the "AFFECTED EMPLOYEES"), at the Closing Date, will be offered employment with the LTC Subsidiary or the Therapy Subsidiary (or their respective subsidiaries) immediately following the Closing Date, at the salary levels (or higher) that were in effect immediately prior to the Closing Date; provided, however, that the Purchaser shall have the right to terminate any employee after the Closing Date. Nothing herein however shall be construed as an offer of employment to any individual on other than an employee-at-will basis.

                 (b) Within 30 days after the date of this Agreement, the Purchaser may designate by written notice to the Seller up to 100 employees of the Seller and the Subsidiaries who the Purchaser believes should be retained as employees for purposes of the transition of ownership contemplated by this Agreement. Seller shall not terminate any of the employees so designated other than for cause. Purchaser shall be responsible for any severance costs relating to the termination of any retained employees.

         Section 5.6 Employee Benefits. (a) Effective as of the Closing Date, the Purchaser shall cause all Affected Employees to be eligible for pension, welfare and fringe benefits substantially comparable in the aggregate to the benefits provided to such employees immediately prior to the Closing; nothing in this Section 5.6 or elsewhere in this Agreement shall limit the right of the Purchaser to amend or terminate any such benefits at any time thereafter. For purposes of determining eligibility to participate and vesting under any pension or welfare plan or program maintained by the Purchaser after the Closing, the Affected Employees shall receive credit for pre-Closing service to the same extent such service credit was granted under the Employee Benefit Plans, subject to offsets for previously accrued benefits. To the extent permitted under the applicable Employee Benefit Plan as currently in effect, the Purchaser shall cause all limitations as to preexisting conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees to be waived under any welfare benefit plans that such employees may be eligible to participate in after the Closing, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing under any welfare benefit plan maintained for such employees immediately prior to the Closing.

                 (b) Except for Excluded Liabilities, the Purchaser shall cause the Subsidiaries to be responsible for and shall pay, when due, all direct and indirect damages, costs, expenses and other liabilities in respect of any claim of any Affected Employee that such Affected Employee's employment has been terminated by Purchaser after the Closing, either voluntarily or involuntarily, including, without limitation, any claim for severance pay, unemployment benefits, claims under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any other liabilities, claims, costs, interest, penalties and fees of legal counsel, asserted against, imposed upon, or incurred by the Seller or any Subsidiaries, arising from or relating in any way to such claims.

                 (c) The Purchaser shall cause the Subsidiaries to be allocated the sole responsibility for complying with all of the requirements of Section 4980B of the Code, the parallel provisions of ERISA, and the regulations promulgated thereunder ("COBRA CONTINUATION COVERAGE") with respect to each Affected Employee who is classified as an "M&A qualified beneficiary" (within the meaning of Treas. Reg. ss. 54.4980B-9, Q&A-4) with respect to the transactions contemplated by this Agreement. The Purchaser shall indemnify the Seller for damages suffered by the Seller as a result of the Purchaser's failure to cause the Subsidiaries to provide COBRA Continuation Coverage as required by the foregoing or applicable law.

                 (d) Nothing in this Section 5.6 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with the Purchaser, the Seller or any Subsidiary after the Closing Date and, subject to any other legally binding agreement between any employee and the Purchaser, the Seller or any Subsidiary, the employment of each such Affected Employee shall be "at will" employment.

         Section 5.7 Tax Matters. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Seller for certain Tax matters following the Closing Date:

                 (a) Tax Periods Ending on or Before the Closing Date. The Purchaser shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns with respect to the Seller and its Subsidiaries for all Tax periods ending on or prior to the Closing Date which are filed after the Closing Date and pay all Taxes with respect to such periods shown on such Tax Returns.

                     (i) Tax Periods Ending After the Closing Date. (A) The
                 Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns with respect to the Subsidiaries for all Tax periods which begin before the Closing Date and end after the Closing Date (each a "STRADDLE PERIOD RETURN") and pay all Taxes with respect to such periods shown on such Tax Returns.

                 (b) Control of Tax Audits. Purchaser shall control tax audits or tax contests relating to consolidated federal income Tax Returns and any consolidated, combined or unitary returns filed by Seller and for state, local or foreign Tax purposes in each case to the extent that such audits or contests relate to the Subsidiaries. In the event that Seller wishes to participate in such audit, it may do so, provided that any costs incurred by Seller shall be borne solely by Seller.

                 (c) Assistance and Cooperation. After the Closing Date, each party shall:

                     (i) assist (and cause its respective Affiliates to assist)
                 the other party in preparing and filing (including obtaining all necessary signatures) any Tax Returns which such other party is responsible for preparing and filing in accordance with this Agreement (including, without limitation, at the request of Seller, having Purchaser prepare, at Seller's expense, initial drafts of Tax Returns referred to in section 5.7(a));

                     (ii) cooperate fully in preparing for any audits of, or
                 disputes with Taxing Authorities regarding, any Tax Returns and payments in respect thereof;

                     (iii) make available to the other party and to any Taxing
                 Authority as reasonably requested all relevant information, records, and documents relating to Taxes;

                     (iv) provide timely notice to the other party in writing of any pending or proposed audits or assessments with respect to Taxes for which the other may have a liability under this Agreement;

                     (v) furnish the other party with copies of all relevant
                 correspondence received from any Taxing Authority in connection with any audit or information request with respect to any Taxes referred to in subsection (iv) above; and

                     (vi) bear the other party's reasonable out-of-pocket
                 expenses in complying with a request by a party for the other party's assistance or cooperation to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers.

         (d) Section 338(h)(10) Election. The Seller and its Affiliates, at the request of the Purchaser, will join with the Purchaser in making a timely election under Code Section 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) (collectively, the "SECTION 338(h)(10) ELECTION") with respect to all or any part of the Sale. The Purchaser will pay any Tax attributable to making of the Section 338(h)(10) Election (including without limitation any federal, state or local income tax for the tax year of sale or any subsequent tax year that would not have been incurred but for the making of the Section 338(h)(10) Election) and will indemnify the Seller and its Affiliates against any adverse consequences arising out of any failure to pay such Tax. The Purchaser will pay any such Taxes 10 days prior to the earlier of
(i) the due date of such Taxes or (ii) the date that Seller will be filing the Tax Return for such Taxes if Seller provides the Purchaser with prior written notice of such intended filing date. The Purchaser will also pay any state, local, or foreign Tax (and indemnify the Seller and its Affiliates against any adverse consequences arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election available under Code ss.338(g) (or which results from the making of an election under Code ss.338(g)) with respect to the Sale). The Purchaser will be responsible for preparing and filing any Internal Revenue Service Form 8023 and any other forms and documents necessary to make the Section 338(h)(10) Election. The Seller and the Purchaser shall execute such Form 8023 and such other forms and schedules, and shall take all such other acts as are necessary to make or perfect such
Section 338(h)(10) Election. The Purchaser shall be responsible for determining and preparing the allocation of the Purchase Price (plus assumed liabilities and other items, to the extent properly taken into account under Code Section 338 and the Treasury regulations thereunder) among the assets of acquired companies in accordance Code Section 338 and the regulations thereunder (and any comparable provisions of state or local law, as appropriate) (the "ALLOCATION") which Allocation shall be subject to approval of Seller, which approval shall not be unreasonably withheld. At the written request of the Purchaser, the Seller, at Purchaser's expense, shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the Purchaser may reasonably request to prepare such Allocation. The Purchaser and the Seller agree to (i) be bound by the Allocation and (ii) shall report, act and file Income Tax Returns (including, but not limited to Internal Revenue Service Form
8023) in all respects and for all purposes consistent with such Allocation. Neither the Purchaser nor the Seller shall take any position (whether in audits, Income Tax Returns or other applicable tax proceedings) that is inconsistent with such allocation unless required to do so by applicable law. If an adjustment is made with respect to the Purchase Price pursuant to Section 2.4 or otherwise, (i) the Allocation shall be adjusted in accordance with Code Section 338 and the Treasury regulations thereunder (and any comparable provisions of state or local law, as appropriate) and as determined by the Purchaser and (ii) the Purchaser and the Seller agree to file any additional information return required to be filed pursuant to Code Section 338 and the Treasury regulations thereunder (and any comparable provisions of state or local law, as appropriate) and to treat the Allocation Statement as adjusted in the manner described in this Section.

         Section 5.8 Delivery of Excluded Assets. The parties shall cooperate after the Closing to deliver the Excluded Assets to the Seller.

         Section 5.9 Formation of, and Assignment to, LTC Subsidiary and Therapy Subsidiary. (a) Not later than fifteen (15) Business Days prior to Closing, the Seller shall form under the Delaware General Corporation Law (i) a new wholly-owned direct subsidiary named IHS Long Term Care, Inc. and (ii) a new wholly-owned direct subsidiary named IHS Therapy Care, Inc.

                 (b) Immediately prior to Closing, (i) the Seller shall assign, and the LTC Subsidiary shall assume, all of Seller's assets and liabilities not described in clause (ii) below, including without limitation the capital stock of all of the Subsidiaries that conduct Seller's long-term care business and any and all past, current and future PLGL Claims, other than the Excluded Assets and Excluded Liabilities, and (ii) the Seller shall assign, and the Therapy Subsidiary shall assume, all of the Seller's assets and liabilities directly or indirectly related to the Seller's contract rehabilitation therapy business, including without limitation the capital stock of all of the Subsidiaries that conduct Seller's contract rehabilitation therapy business, but excluding the Excluded Assets and Excluded Liabilities. Each assignment and assumption described in this Section 5.9 shall be conducted in a manner reasonably satisfactory to the Purchaser, and shall be consummated pursuant to documentation that is in form and substance reasonably satisfactory to the Purchaser. The capitalization of each of the LTC Subsidiary and the Therapy Subsidiary shall, upon the formation of each of the LTC Subsidiary and Therapy Subsidiary, be as set forth in SCHEDULE II attached hereto, and the capitalization and ownership of the capital stock of each such Person shall not change prior to the Closing.

                 (c) Except as set forth on SCHEDULE 5.9(c), any active Subsidiary that is not the subject of a case under Chapter 11 of the Bankruptcy Code as of the date hereof shall be made subject to such a case within 10 days after the date hereof, and such Subsidiary will be subject to the Plan of Reorganization.

         Section 5.10 Adequate Capitalization. No later than 45 days after the date hereof, the Purchaser shall (a) deliver to the Seller documentation evidencing a net worth or a commitment for an equity contribution to the Purchaser from an investment fund managed by GTCR Golder Rauner, L.L.C. or Trans Healthcare, Inc. (or another source of equity financing reasonably acceptable to the Seller), which equity commitment shall be in form and substance reasonably acceptable to the Seller, of not less than $25,000,000, and (b) have arranged for committed lines of credit from a nationally recognized financial institution, an investment fund managed by GTCR Golder Rauner, L.L.C. or Trans Healthcare, Inc. of not less than $25,000,000 to be made available to the Purchased Subsidiaries. The Purchaser shall maintain such minimum net worth and keep in place such committed lines of credit through and including the Closing Date. As of the Closing Date, the Purchaser shall not cause any Encumbrance to be placed upon the accounts receivable in connection with financing the Purchase Price hereunder and, among other things, such accounts receivable shall be available to provide credit support to Seller's outstanding letters of credit.

         Section 5.11 Sales and Transfer Taxes and Fees. All transfer Taxes, sales and use Taxes, registration Taxes, documentary Taxes, recording charges, deed Taxes, conveyance fees, stamp Taxes and other such Taxes and fees (including penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively "TRANSFER TAXES") shall, unless exempt under Section 1146(c) of the Bankruptcy Code, be paid

50% by the Purchaser and 50% by the Seller, and the Seller shall properly file on a timely basis all necessary Tax Returns, reports, forms, and other documentation with respect to any Transfer Taxes. All such payments shall be made 10 days prior to the date on which such Taxes are due. The Purchaser shall cooperate with the Seller in the preparation and filing of such Tax Returns in accordance with and pursuant to SECTION 5.7(d).

         Section 5.12 Settlement Negotiations. In connection with any discussions or negotiations with respect to any global settlement agreement or corporate integrity agreement between Seller and CMS, OIG, the Department of Justice or any other federal agency or Government Authority ("MEDICARE SETTLEMENT DISCUSSIONS"), (i) Seller shall make reasonable efforts to keep the Purchaser informed of ongoing material developments regarding the Medicare Settlement Discussions, (ii) Seller shall reasonably allow Purchaser to comment to Seller on any material matter related to the Medicare Settlement Discussions and (iii) Seller shall otherwise reasonably cooperate in good faith with the Purchaser in connection with the Medicare Settlement Discussions. Seller shall provide to Purchaser's legal counsel drafts of material documents that the Seller submits or that Seller receives in connection with the Medicare Settlement Discussions. All such drafts (and the terms and provisions thereof) shall be maintained in strict confidence by Purchaser and its Affiliates and representatives.

         Section 5.13 Purchase of Reorganized IHS Shares. In the event that, on or prior to the 110th day after the date of this Agreement, the Bankruptcy Court
(i) does not enter a Final Order (which may be the Confirmation Order) that permanently and forever bars, restrains and enjoins any and all Persons from taking any action, directly or indirectly, against IHS, to collect, recover or receive payment of, on, or with respect to any claim arising on or before the date of the Confirmation Order (including claims (within the meaning of Section 101(5) of the Bankruptcy Code)) against the Seller relating to any asset or liability being purchased or assumed by Purchaser hereunder or (ii) enters a Final Order in which the Bankruptcy Court declines to enter an order as described in clause (i), then the Purchaser and Seller shall, to the extent necessary and subject to the entry of a further Order of the Bankruptcy Court, take such actions as are reasonably necessary to consummate the transactions contemplated hereby, including without limitation the entry of a further Order of the Bankruptcy Court requiring Purchaser's acquisition of all of the capital stock of Reorganized IHS issued pursuant to the Plan of Reorganization, together with the issuance to Reorganized IHS of the capital stock of the Subsidiaries pursuant to the Plan of Reorganization.

         Section 5.14 Real Property Matters.

                 (a) Title Insurance. The Purchaser, at its option, shall obtain a commitment for an ALTA Owner's Title Insurance Policy for each Owned Real Property and a commitment for an ALTA Leasehold Title Insurance Policy for each Leased Real Property identified by Purchaser (the "MATERIAL LEASED REAL PROPERTY"), issued by a title insurance company reasonably satisfactory to Purchaser (the "TITLE COMPANY"), together with a copy of all documents referenced therein (the "TITLE COMMITMENTS").

                  The Purchaser, at its option, shall obtain title insurance policies (which may be in the form of a mark-up of a pro forma of the Title Commitments) in accordance with the Title Commitments, insuring the Seller's or any Subsidiary's fee simple title to each Owned Real

Property or the Seller's or any Subsidiary's legal, valid, binding and enforceable leasehold interest in each Material Leased Real Property (as the case may be) as of the Closing Date (including all recorded appurtenant easements insured as separate legal parcels) with gap coverage from the Seller through the date of recording, subject only to Permitted Encumbrances, in such amount as Purchaser reasonably determines to be the value of the Real Property insured thereunder (the "TITLE POLICIES"). Each of the Title Policies, at Purchaser's option, shall include ALTA Form 3.1 zoning (with parking and loading docks), non-imputation and all other endorsements reasonably requested by Purchaser, in form and substance reasonably satisfactory to Purchaser. The Seller will execute and deliver to the Title Company all customary affidavits, undertakings, other title clearance documents and assistance necessary to issue the Title Policies and endorsements thereto. The Purchaser shall bear all premiums, fees, costs and expenses with respect to the Title Commitments and Title Policies.

                 (b) Surveys. The Seller shall use commercially reasonable best efforts to obtain no later than ten (10) days prior to the Closing, a survey for each Owned Real Property and Material Leased Real Property, dated no earlier than the date of this Agreement, prepared by a licensed surveyor reasonably satisfactory to Purchaser, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys and such other standards as the Title Company and Purchaser reasonably require as a condition to the removal of any survey exceptions from the Title Policies, and certified to Purchaser, Purchaser's lender and the Title Company, in a form reasonably satisfactory to each of such parties (the "SURVEYS"). The Surveys shall not disclose any material encroachment from or onto any of the Real Property or any portion thereof or any other material survey defect which has not been cured or insured over to Purchaser's reasonable satisfaction prior to the Closing. The Purchaser shall bear all fees, costs and expenses with respect to the Surveys and the Seller shall provide (at no cost or expense to the Seller) all assistance reasonably necessary for the Purchaser to obtain the Surveys.

                 (c) FIRPTA Affidavit. The Seller shall use commercially reasonable best efforts to deliver to Purchaser a non-foreign affidavit dated as of the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code so that Purchaser is exempt from withholding any portion of the Purchase Price thereunder (the "FIRPTA AFFIDAVIT").

         Section 5.15 Discussions Between Purchaser and Seller. The parties agree to discuss in good faith the possibility of the Purchaser purchasing the Seller's corporate headquarters in Sparks, Maryland, on terms and conditions to be agreed upon by the parties. Any such purchase shall be subject to the approval of the holders of any Encumbrances on such property.

         Section 5.16 EBITDA Calculation. Not later than 15 days before the Closing Date, the Seller shall deliver to the Purchaser (a) a calculation of EBITDA for the 12 months ended on the end of the month preceding the Closing Date (i) for the Purchased Subsidiaries and their respective Subsidiaries (excluding MobileX) and (ii) for Symphony Health Services, Inc. and its respective Subsidiaries (excluding MobileX), in each case calculated in accordance with the terms of this Agreement and showing the calculation thereof in reasonable detail and (b) a certificate of the chief financial officer of the Seller to the best of his knowledge, in accordance with the terms of this Agreement. If before the Closing Date the Purchaser disputes the EBITDA calculation, the parties shall attempt to resolve any such dispute. If the parties are unable to resolve any dispute relating to the calculation of EBITDA, such dispute shall be resolved in accordance with the procedure specified in Section 2.4(b).

         Section 5.17 Treatment of Claims and Equity Interests. The Plan of Reorganization shall provide for the treatment and discharge of claims and equity interests in the Seller and the Subsidiaries on a basis not substantially less favorable to Purchaser than as set forth in the draft plan of reorganization previously provided to the Purchaser. In addition, except with respect to the treatment of Secured Indebtedness, the Plan of Reorganization shall provide for the discharge of all pre-petition liabilities to the fullest extent permitted by law.

         Section 5.18 Collective Bargaining Agreements. The Purchaser acknowledges that facilities of the Subsidiaries are subject to the collective bargaining agreements set forth in SCHEDULE 3.13(h) and the Purchaser agrees to comply with the provisions of such agreements.

         Section 5.19 Good Standing Certificates. The Seller shall use commercially reasonable best efforts to deliver to the Purchaser copies of certificates of good standing of the Seller and each Subsidiary issued within 30 days before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Person's incorporation or formation.

         Section 5.20 Further Assurances. The Purchaser and the Seller shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated hereby; provided, that nothing in this Section 5.20 shall require any party hereto to waive any condition set forth in Article VI or VII.

                                   ARTICLE VI

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS
                    -----------------------------------------

         The purchase of the Shares by the Purchaser on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the consummation of the Sale, of the following conditions; provided that no waiver by the Purchaser shall be effective unless such waiver is made in writing:

         Section 6.1 Truth of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, except (a) to the extent that a representation or warranty is qualified by terms such as "material" and "Material Adverse Effect," in which case such representation and warranty shall be true and correct in all respects as of the Closing Date and (b) to the extent that any representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date.

         Section 6.2 Performance of Agreements. Each of the covenants and agreements of the Seller and each of the Subsidiaries, as the case may be, to be performed or complied with at or prior to the Closing Date pursuant to the terms hereof, shall have been performed or complied with in all material respects, except to the extent that such a covenant or agreement is qualified by terms such as "material" and "Material Adverse Effect," in which case such covenant or agreement shall have been performed or complied with in all respects.

         Section 6.3 Certificate. The Seller shall have delivered to the Purchaser a certificate, dated the Closing Date and executed by or on behalf of the Seller, certifying as to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 of this Agreement.

         Section 6.4 No Injunction. No court or other Government Authority shall have issued an Order, which shall then be in effect, restraining or prohibiting the completion of the transactions contemplated hereby.

         Section 6.5 HSR Approval. All waiting periods under the HSR Act shall have been terminated or expired.

         Section 6.6 Resignations. All persons who are directors or officers of the Seller or any Subsidiary immediately prior to the Closing shall have resigned such directorships or from such office effective upon the Closing, except for such persons set forth on a schedule to be provided by the Purchaser to the Seller no later than five (5) Business Days prior to Closing.

         Section 6.7 Bid Procedures Order. A Bankruptcy Court order approving bid procedures, substantially in the form attached hereto as Exhibit 6.7 (the "BID PROCEDURES ORDER"), shall have been entered on the docket ("ENTERED") on or before the 45th day after the date hereof.

         Section 6.8 Confirmation, Etc. The Confirmation Order shall have been Entered and shall have become a Final Order, and the Bankruptcy Court shall have approved this Agreement, on or before the 180th day after the date hereof and all other conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or duly waived in accordance with the terms thereof; provided that no condition precedent shall be waived without the prior written consent of the Purchaser. Notwithstanding Section 6.7 and 6.8, nothing in this Agreement shall preclude the Purchaser or the Seller from consummating the Sale and related transactions contemplated herein if the Purchaser, in its sole discretion, waives the requirement that the Confirmation Order or any other Order shall have become Final Orders. No notice of such waiver of this or any other condition to Closing need be given except to the Seller, it being the intention of the parties hereto that the Purchaser shall be entitled to, and is not waiving, the protection of section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of Final Orders.

         Section 6.9 Filing. The Plan Motions shall have been filed with the Bankruptcy Court on or before the 45th day after the date hereof.

         Section 6.10 Order Assuming Contracts. The Confirmation Order, or such other Order reasonably satisfactory to the Purchaser in form and substance, shall approve and authorize the assumption of the Assumed Contracts and the Assumed Contracts shall have been actually assumed by and vested in the LTC Subsidiary or the Therapy Subsidiary (or each of their respective subsidiaries), as the case may be.

         Section 6.11 Certified Orders. The Seller shall have delivered to the Purchaser copies of the Sale Order and the Confirmation Order, which copies shall be certified by the clerk of the Bankruptcy Court and shall evidence that each such order has been Entered.

         Section 6.12 Lease Cure Costs. The Seller shall have paid, or otherwise deposited into an escrow account pursuant to a court order, all costs of cure to achieve the assumption under section 365 of the Bankruptcy Code of Leases including those set forth on SCHEDULE 6.12, to the extent required by Section 10.1(e)(iv).

         Section 6.13 Additional Cure Costs. The Seller shall have paid, or otherwise deposited into an escrow account pursuant to a court order, all Seller's Cure Costs, up to the amount set forth in Section 10.1(e)(v).

         Section 6.14 EBITDA. EBITDA for the 12 months ended on the last day of the month most recently ended at least 30 days prior to the Closing Date (i) for the Purchased Subsidiaries and their respective Subsidiaries (excluding MobileX) shall have been not less than $37,500,000 and (ii) for Symphony Health Services, Inc. and its respective Subsidiaries (excluding MobileX) shall have been not less than $7,500,000.

         Section 6.15 Material Adverse Effect. Between the date hereof and the Closing, there shall not have occurred any Material Adverse Effect.

         Section 6.16 Consents. All Government Authority and third-party consents listed on SCHEDULE 6.16 attached hereto shall have been obtained and the notifications set forth in SCHEDULE 6.16 attached hereto shall have been given.

         Section 6.17 Medicare Settlement. A comprehensive settlement agreement with the Department of Justice, CMS, OIG and/or any other applicable federal agency or agencies regarding the asserted claims against Seller and the Subsidiaries shall have been executed, providing for a full settlement and compromise of all such asserted claims against Seller and the Subsidiaries arising under governmental health care programs, other than those claims set forth on SCHEDULE 6.17 (the "MEDICARE SETTLEMENT"). Seller shall take reasonable steps to negotiate an agreement under which such asserted claims (i) are the sole and exclusive obligation of, and will be paid and satisfied solely and exclusively by, the Seller, (ii) will not be assumed by or become in any manner whatsoever an obligation of the Purchaser or its Subsidiaries, and (iii) do not become the liability of the Purchaser and its Subsidiaries. Regarding the corporate integrity agreement arising from such settlement agreement, the Seller shall take reasonable steps to ensure that such corporate integrity agreement
(i) is limited to the facilities of the Seller that are subject to this Agreement, and (ii) is inapplicable to, and does not impose any compliance obligations upon, any facility that is owned or operated by the Purchaser or any of the Purchaser's Affiliates.

         Section 6.18 Effective Date. All conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied or shall have occurred, other than those conditions which are otherwise provided for in this Agreement.

         Section 6.19 Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by the Seller.

                                  ARTICLE VII

                     CONDITIONS TO THE SELLER'S OBLIGATIONS
                     --------------------------------------

         The sale of the Shares by the Seller on the Closing Date is conditioned upon satisfaction or waiver, at or prior to the consummation of the Sale, of the following conditions; provided that no waiver by Seller shall be effective unless such waiver is made in writing:

         Section 7.1 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, except (a) to the extent that a representation or warranty is qualified by terms such as "material" and "Material Adverse Effect," in which case such representation and warranty shall be true and correct in all respects as of the Closing Date and (b) to the extent that any representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date.

         Section 7.2 Performance of Agreements. Each of the covenants and agreements of the Purchaser to be performed or complied with at or prior to the Closing Date pursuant to the terms hereof, shall have been performed or complied with in all material respects, except to the extent that such a covenant or agreement is qualified by terms such as "material" and "Material Adverse Effect," in which case such covenant or agreement shall have been performed or complied with in all respects.

         Section 7.3 Certificate. The Purchaser shall have delivered to the Seller a certificate, dated the Closing Date and executed by a duly authorized officer on behalf of the Purchaser, certifying as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 of this Agreement.

         Section 7.4 No Injunction. No court or other Government Authority shall have issued an Order, which shall then be in effect, restraining or prohibiting the completion of the transactions contemplated hereby.

         Section 7.5 HSR Approval. All waiting periods under the HSR Act shall have been terminated or expired.

         Section 7.6 Confirmation. The Confirmation Order shall have been Entered and it shall have become a Final Order and all other conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or duly waived in accordance with the terms thereof.

         Section 7.7 Cure Costs and Other Costs. The Purchaser shall have paid, or otherwise deposited into an escrow account pursuant to a court order, all Purchaser's Cure Costs, if any, and the costs referred to in Section 10.1(c) to be borne by the Purchaser.

         Section 7.8 Effective Date. All conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied or shall have occurred, other than those conditions which are otherwise provided for in this Agreement.

         Section 7.9 Bankruptcy Court. The Bankruptcy Court shall have entered a Final Order (which may be the Confirmation Order) permanently and forever staying, restraining and enjoining any Person from taking any action for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any claim arising on or before the date of such Final Order (including Claims (within the meaning of Section 101(5) of the Bankruptcy
Code)) against the Seller and subsidiaries relating to any asset or liability being purchased or assumed hereunder; provided, however, that if such Final Order has not been entered the Purchaser shall have taken the actions described in Section 5.13 herein.

         Section 7.10 Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by the Purchaser.

                                  ARTICLE VIII

                  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                  ---------------------------------------------

         The respective representations and warranties of the Seller and the Purchaser shall not survive the Closing.

                                   ARTICLE IX

                                   TERMINATION
                                   -----------

         Section 9.1 Events of Termination. This Agreement may be terminated by written notice prior to the Closing only: (a) by mutual consent of the Purchaser and the Seller, (b) by either the Purchaser or the Seller, to the extent that the Closing Date has not occurred prior to July 31, 2003; provided, however, that the party exercising its right to so terminate this Agreement pursuant to this clause (b) of this Section 9.1 shall not have been responsible for such failure for the Closing to occur through a material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, (c) by either the Seller or the Purchaser, in the event an alternative transaction with one or more third parties involving a sale or other transfer of the Shares or a sale or other transfer of a substantial part of the assets or properties of the business represented by the LTC Subsidiary or the Therapy Subsidiary (after giving effect to the transfer contemplated by Section 5.9) has been approved by the Bankruptcy Court or otherwise is consummated or is documented in an agreement executed by Seller, (d) by the Purchaser, if Seller proposes or consents to a proposal of a plan of reorganization other than either pursuant to the Plan of Reorganization or pursuant to Section 5.13, (e) by either the Seller or the Purchaser, if the Plan of Reorganization shall have been voted upon and the requisite number and amount of holders of claims in each class provided for in the Plan of Reorganization entitled to vote shall have failed to accept the Plan of Reorganization unless, as to those classes that have failed to accept the Plan of Reorganization, a cramdown of a plan of reorganization is obtained by Seller pursuant to Section 1129(b) of the Bankruptcy Code, (f) subject to Section 5.13, by either the Seller or the Purchaser, if the Bankruptcy Court shall have issued an order denying confirmation of the Plan of Reorganization, the Plan of Reorganization is terminated in accordance with its terms or the Confirmation Order is vacated or reversed by a Final Order or (g) by either the Seller or the Purchaser, if one or more of the conditions set forth in Article VI (with respect to the termination rights of the Purchaser) or VII (with respect to the termination rights of the Seller) becomes highly unlikely to be satisfied by July 31, 2003; provided, however, that the party exercising its right to so terminate this Agreement pursuant to this Section 9.1(g) shall not have been responsible for the unlikelihood of the satisfaction of any such condition through a material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         Section 9.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties hereto under this Agreement (other than pursuant to Section 2.2(b), Section 5.2(b), Section 10.4, 10.5 and Sections 11.1 and 11.2 and 11.10, which shall continue in full force and effect) shall terminate without further liability or obligation of either party to the other party hereunder; provided, however, that no party shall be released from liability hereunder for any prior material breach of this Agreement by such party.

                                   ARTICLE X

                               BANKRUPTCY MATTERS
                               ------------------

         Section 10.1 .Bid Procedures Motion.

                 (a) As soon as practicable after the execution of this Agreement (and in no event later than five (5) Business Days thereafter), the Seller will file with the Bankruptcy Court a motion seeking entry of the Bid Procedures Order (the "BID PROCEDURES MOTION"). Following the filing of the Bid Procedures Motion, the Seller shall use commercially reasonable best efforts to obtain Entry of the Bid Procedures Order. The Purchaser shall use commercially reasonable best efforts to cooperate with and assist the Seller in its efforts to obtain the approval and entry of the Bid Procedures Order. The Bid Procedures Order shall require any higher and better offers to be made by prospective purchasers of Seller's capital stock or assets on terms and conditions which are substantially the same as those set forth in this Agreement, which bids must conform to the following requirements: (i) all bids must (A) be submitted to Seller and Purchaser in writing not more than 30 days after entry of the Bid Procedures Order; (B) contain an offer to purchase the Shares or all of the capital stock of the Seller for a cash purchase price in an amount of not less than $107,500,000 to be paid in full at Closing; (C) be no less favorable to Seller than the terms and conditions of this Agreement and shall not contain any due diligence or financing contingency of any kind or nature; and (D) contain evidence that the person or entity submitting such bid has received debt and/or equity funding commitments sufficient in the aggregate to finance the purchase, including proof of deposit of $12,000,000 in escrow and subject to the jurisdiction of the Bankruptcy Court. No party submitting any other offer to purchase the Seller's assets or stock shall be entitled to any breakup fee, expense reimbursement or similar fee or expense protection.

                 (b) Contemporaneously with the filing of the Bid Procedures Motion, the Seller shall file with the Bankruptcy Court a motion to approve this Agreement (the "SALE MOTION"), which motion shall seek the Bankruptcy Court's approval of this Agreement and Seller's performance under this Agreement subject to confirmation of the Plan of Reorganization and the Closing. Subject to the provisions of the Bid Procedures Order, the Seller shall attempt to obtain entry of the Order approving the Sale Motion (the "SALE ORDER") as soon as practicable. Following the filing of the Sale Motion, the Seller shall provide appropriate notice as is required by the Bankruptcy Code to all parties entitled to notice including, but not limited to, all parties to Assumed Contracts and all taxing and environmental authorities in jurisdictions applicable to the business of Seller and its Subsidiaries.

                 (c) The Assumed Contracts shall be identified (by the date of the Assumed Contract (if available), the other party to the contract or lease and the address of such party) on an exhibit attached to the Sale Motion or a separate Motion for Order Authorizing the Assumption of Executory Contracts and Unexpired Leases. Such exhibit shall set forth the amounts necessary to cure defaults under each of such Assumed Contracts as determined by the Seller based on the Seller's books and records. The Seller shall, at the written direction of the Purchaser delivered on or before the eightieth (80th) day after the date hereof, remove any Assumed Contracts from such exhibit; provided, that, any costs associated with the wind down or transition of any facility which is the subject of such Assumed Contract shall be borne by Purchaser. In cases in which the Seller does not reasonably believe that a monetary default exists, the relevant cure amount shall be set at $0.00. The Sale Motion or a separate Motion for Order Authorizing the Assumption of Executory Contracts and Unexpired Leases shall request that Reorganized IHS's (and each Subsidiary's) promise to perform from and after the Closing under the Assumed Contracts shall be the only adequate assurance of future performance necessary to satisfy the requirements of section 365 of the Bankruptcy Code.

                 (d) At the written direction of Purchaser delivered on or before the eightieth (80th) day after the date hereof, the Seller shall cause the Plan of Reorganization to provide for the surrender of the Owned Real Property specified by the Purchaser in such written direction to the applicable lender pursuant to the terms of Indebtedness relating to such Owned Real Property; provided, that, any costs associated with the wind down or transition of any facility included in such Owned Real Property shall be borne by the Purchaser.

                 (e) To the extent that any Assumed Contract is subject to costs necessary to "cure" (within the meaning of section 365(b)(1) of the Bankruptcy
Code) any "defaults" (within the meaning of section 365(b)(1) of the Bankruptcy
Code), the Purchaser and Seller shall be responsible respectively for paying or providing for such costs of cure in accordance with the following formula and each of the Purchaser and the Seller shall pay, or otherwise deposit into an escrow account pursuant to a court order, such amounts for which such party is responsible no later than 10 days prior to the Closing Date:

                     (i) The Purchaser shall not be responsible for any aggregate cure amounts equal to or less than $1,275,000 (excluding cure amounts related to Leases), and the Seller shall be responsible for all such amounts;

                     (ii) The Purchaser shall be responsible for 50% of the aggregate cure amounts over $1,275,000 and less than $2,858,000 (excluding cure amounts related to Leases), and the Seller shall be responsible for all such amounts for which Purchaser is not responsible; and

                     (iii) The Purchaser shall be solely responsible for the aggregate cure amounts equal to or greater than $2,858,000 (excluding cure amounts related to Leases);

                     (iv) The Seller shall be solely responsible for all cure amounts related to each Lease, including those set forth in SCHEDULE 6.12, up to an aggregate of $1,000,000 for all Leases, with any excess to be borne by the Purchaser; and

                     (v) Seller's Cure Costs shall not, in the aggregate, exceed $3,066,500.

                 (f) As soon as practicable after entry of the Bid Procedures Order, the Seller shall file with the Bankruptcy Court the Plan of Reorganization and related Disclosure Statement, and motion(s) for approval of voting and solicitation procedures (collectively, the "PLAN MOTIONS"). The Plan of Reorganization shall, among other things, provide for (A) the purchase by the Purchaser of the Shares and (B) the reorganization of each Subsidiary, with the equity interests of each of the LTC Subsidiary and Therapy Subsidiary in such Subsidiaries remaining unimpaired. The Seller shall, subject to the Bid Procedures Order, use commercially reasonable best efforts to obtain entry of an Order confirming the Plan of Reorganization and to consummate such Plan, including, to the extent necessary, pursuant to section 1129(b) of the Bankruptcy Code.

         Section 10.2 Purchaser's Review of Motions and Orders. Prior to submitting any motions (including, without limitation, the Sale Motion and Bid Procedures Motion) or proposed orders relating to the Plan of Reorganization or related Disclosure Statement, the Plan of Reorganization or related Disclosure Statement to the Bankruptcy Court, the Seller shall provide counsel for the Purchaser with proposed final drafts of such motions and orders and a reasonable opportunity to comment on such motions and documents prior to their service on parties in interest and filing with the Clerk of the Court.

         Section 10.3 No Solicitation of Transactions. The Seller represents that, other than the transactions contemplated by this Agreement, it is not a party to or bound by any agreement with respect to a possible merger, sale, restructuring, refinancing or other disposition of all or any material part of the business constituting either the LTC Subsidiary or the Therapy Subsidiary (in each case, after giving effect to the assignment contemplated by Section 5.8) or the Seller's assets or stock. Prior to the entry of the Bid Procedures Order, and except as otherwise required by this Agreement or by the Bankruptcy Code, Seller shall not directly or indirectly, through any officer, director, employee or advisor, solicit any offer or proposal for an Alternative Transaction. Subsequent to the entry of the Bid Procedures Order, Seller shall not, directly or indirectly, through any officer, director, employee or advisor, solicit any offer or proposal for an Alternative Transaction, except in accordance with the Bid Procedures Order and as otherwise required by this Agreement or the Bankruptcy Code.

         Section 10.4 Break-Up Fee. In the event that the transactions contemplated by this Agreement are not consummated as a result of a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d), then, upon the consummation of the alternative transaction referred to in Section 9.1(c) or the consummation of the plan of reorganization referred to in Section 9.1(d), the Seller (subject to the approval of the Bankruptcy Court) shall pay to the Purchaser an amount equal to Six Million Dollars $6,000,000 (the "BREAK-UP FEE"). Any amounts paid to the Purchaser under this Section 10.4 shall constitute Purchaser's sole entitlement to payment from the Seller upon the occurrence of the events described in this Section 10.4.

         Section 10.5 Expense Reimbursement. The Bid Procedures Order shall approve an expense reimbursement agreement between the Seller and the Purchaser providing for the reimbursement of certain costs and expenses of the Purchaser as follows:

                 (a) The Seller shall pay to the Purchaser an amount equal to the Purchaser's reasonable and documented costs and out-of-pocket expenses incurred by the Purchaser in connection with its legal, environmental, accounting and business due diligence, the preparation and negotiation of this Agreement and otherwise in connection with the transactions contemplated hereby (including, without limitation, any commitment or similar fees paid to the Purchaser's proposed lenders) up to a maximum of Two Million Dollars ($2,000,000) in the event that after the Bankruptcy Court enters the Bid Procedures Order the Purchaser terminates this Agreement as a result of the failure of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.9 or 6.14 of this Agreement (whether or not any other conditions have also failed). In no event shall the Purchaser receive or be entitled to receive the expense reimbursement amount specified in this clause 10.5(a) if the Purchaser receives the Break-Up Fee specified in Section 10.4 above.

                 (b) In the event the Seller has any liability to the Purchaser under this Article X, and the Seller is unable to satisfy such liability in cash, the Seller shall support the Purchaser's application to be filed with the Bankruptcy Court for the allowance of an administrative expense priority claim in the full amount of such unpaid liability.

         Section 10.6 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the provisions of Sections 11.12 and 11.14 hereof, the sole and exclusive remedy of Purchaser for any breach by the Seller of the terms of this Agreement shall be to receive its actual damages in an amount of up to $6,000,000; provided, however, that if the Purchaser terminates this Agreement pursuant to Section 9.1 hereof solely as a result of the willful failure of the Seller to consummate the transactions contemplated by this Agreement, Purchaser shall be entitled to receive $6,000,000 as liquidated damages and as its sole and exclusive remedy for such breach and all other breaches by the Seller of the terms of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         Section 11.1 Expenses. Except as otherwise provided in this Agreement, the parties hereto shall pay all of their own fees and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants and other Representatives; provided, however, that the Purchaser shall pay all filing fees under the HSR Act relating to the Sale. Without limiting the generality of the foregoing, Seller shall indemnify and hold Purchaser harmless for all fees and expenses of UBS Warburg LLC arising out of the transactions contemplated by this Agreement.

         Section 11.2 Governing Law; Bankruptcy Court Jurisdiction. (a) Except to the extent governed by the Bankruptcy Code, the interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without giving effect to any conflicts of law provisions thereof.

                 (b) During the pendency of the IHS Reorganization Cases (and any extension of the Bankruptcy Court of its jurisdiction over matters related to this Agreement), each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the Bankruptcy Court in any legal action or proceeding arising out of this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto, except in such court). During the pendency of the IHS Reorganization Cases, each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the court referred to in the preceding sentence, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 11.5 hereof below its name and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by applicable Legal Requirements.

         Section 11.3 Captions; Construction. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. No party, or its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

         Section 11.4 Memorandum; Disclaimer of Projections. Neither the Seller nor any of the Subsidiaries makes any representation or warranty to the Purchaser, except as specifically made in this Agreement. In particular, neither the Seller nor the Subsidiaries makes any representation or warranty to the Purchaser with respect to (a) the information set forth in any preliminary marketing materials distributed by or on behalf of the Seller in connection with the Sale or (b) any financial projection or forecast relating to any of the Subsidiaries. With respect to any such projection or forecast delivered by or on behalf of the Seller or any of the Subsidiaries to the Purchaser, the Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties,
(iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it, and (iv) it shall have no claim against the Seller or any of the Subsidiaries with respect thereto.

         Section 11.5 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), in accordance with this Section 11.5, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties in accordance with this Section 11.5):

                  If to the Purchaser:

                           THI Holdings, LLC
                           4660 Trindle Road
                           Suite 103
                           Camp Hill, PA  17011
                           Attention: Anthony Misitano
                           Tel:     (717) 730-8710
                           Fax:     (717) 730-8722

                  and with a copy to:

                           GTCR Golder Rauner, L.L.C.
                           6100 Sears Tower
                           Chicago, IL  60606-6402
                           Attention: Edgar D. Jannotta, Jr.
                                      Ethan A. Budin
                           Tel:     (312) 382-2200
                           Fax:     (312) 382-2201

                  and

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL  60601
                           Attention: Sanford E. Perl, Esq.
                           Tel:     (312) 861-2291
                           Fax:     (312) 861-2200

                  If to the Seller:

                           Integrated Health Services, Inc.
                           The Highlands
                           910 Ridgebrook Road
                           Sparks, MD  21152
                           Attention: General Counsel
                           Tel:     (410) 773-1000
                           Fax:     (410) 773-1325

                  and with a copy to:

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, NY  10022
                           Attention: Rory A. Greiss, Esq.
                           Tel:     (212) 836-8261
                           Fax:     (212) 836-8689

         Section 11.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, without the prior written consent of each other party; provided that, without the consent of the Seller, Purchaser may assign (i) it rights to purchase the outstanding capital stock of the Therapy Subsidiary and its obligations hereunder, and (ii) its rights and obligations hereunder to any Affiliate thereof, but in each case the Purchaser will nonetheless remain liable for all obligations hereunder. This Agreement shall be binding upon any successor to the business, operations or assets of the Purchaser, whether by merger, consolidation, reorganization, or sale of all or substantially all of the Purchaser's assets, or by any other business combination transaction.

         Section 11.7 Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall constitute an original, and all of which taken together shall constitute one instrument.

         Section 11.8 Entire Agreement; Amendment. This Agreement, including the Exhibits, Schedules and other documents referred to herein which form a part hereof, including the Confidentiality Agreement, Escrow Agreement and Deposit Escrow Agreement, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) between the parties with respect to such subject matter (other than the Confidentiality Agreement, Escrow Agreement and Deposit Escrow Agreement). This Agreement may be amended only by a written instrument executed by or on behalf of the Seller and the Purchaser.

         Section 11.9 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         Section 11.10 Attorneys' Fees and Costs. Should either party institute any arbitration, action, suit or other proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in connection therewith.

         Section 11.11 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         Section 11.12 Rights Cumulative. Subject to the last sentence of
Section 2.2(b) and to Section 10.6, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         Section 11.13 Time If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

         Section 11.14 Specific Performance. Subject to the last sentence of
Section 2.2(b) and to Section 10.6, the parties agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Subject to the last sentence of Section 2.2(b) and to Section 10.6, it is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to prevent actual breaches or threatened breaches of this Agreement and to otherwise enforce specifically, and obtain equitable relief in connection with, the terms and provisions hereof in any court of the United States or any state having jurisdiction, all of the foregoing, in addition to any other remedy to which they are entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.

         Section 11.15 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties have caused this Stock Purchase Agreement to be duly executed, all as of the day and year first above written.

                                   THI HOLDINGS, LLC



                                   By: /s/ Anthony Misitano
                                      --------------------------------
                                       Name:    Anthony Misitano
                                       Title:   President, Chief Executive
                                                Officer and Assistant Secretary

                                   INTEGRATED HEALTH SERVICES, INC.


                                   By: /s/ Guy Sansone
                                      --------------------------------
                                       Name:  Guy Sansone
                                       Title: Senior Vice President